UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐	Soliciting Material Pursuant to Rule 14a-11(c) and Rule 14a-12
PSYCHIATRIC SOLUTIONS, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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6640 CAROTHERS PARKWAY
SUITE 500
FRANKLIN, TENNESSEE 37067
April 8, 2010
TO OUR STOCKHOLDERS:
     You are cordially invited to attend the 2010 Annual Meeting of Stockholders (the “Annual Meeting”) of Psychiatric Solutions, Inc., to be held on Tuesday, May 18, 2010, at 8:00 a.m. (Central Time), at our executive offices located at 6640 Carothers Parkway, Suite 500, Franklin, Tennessee 37067. The matters to be acted upon at the Annual Meeting are more fully described in the accompanying Proxy Statement and related materials.
     In accordance with rules adopted by the Securities and Exchange Commission, we are mailing to many of our stockholders a Notice of Internet Availability instead of a paper copy of the Proxy Statement and our 2009 Annual Report to Stockholders. The Notice of Internet Availability contains instructions on how stockholders can access the proxy documents over the Internet as well as how stockholders can receive a paper copy of our proxy materials, including the Proxy Statement, the 2009 Annual Report to Stockholders and a form of proxy card.
     It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote by proxy as soon as possible over the Internet or by phone as instructed in the Notice of Internet Availability or, if you receive paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card. If you attend the Annual Meeting, you may withdraw your proxy and vote your shares personally.
     We look forward to seeing you at the Annual Meeting.
Sincerely,
/s/ Joey A. Jacobs
Joey A. Jacobs
Chairman, President and Chief Executive Officer
YOUR VOTE IS IMPORTANT.
PLEASE VOTE OVER THE INTERNET OR BY TELEPHONE AS INSTRUCTED IN THESE
MATERIALS OR COMPLETE, DATE, SIGN AND RETURN A PROXY CARD
AS PROMPTLY AS POSSIBLE.

6640 CAROTHERS PARKWAY
SUITE 500
FRANKLIN, TENNESSEE 37067
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 18, 2010
TO OUR STOCKHOLDERS:
     The 2010 Annual Meeting of Stockholders (the “Annual Meeting”) of Psychiatric Solutions, Inc. will be held on Tuesday, May 18, 2010, at 8:00 a.m. (Central Time), at our executive offices located at 6640 Carothers Parkway, Suite 500, Franklin, Tennessee 37067, for the following purposes:
(1)	To elect two nominees as Class II directors;

(2)	To approve an amendment to the Psychiatric Solutions, Inc. Equity Incentive Plan;

(3)	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010; and

(4)	To transact any other business that properly comes before the Annual Meeting or any adjournments or postponements thereof.
     The matters to be acted upon at the Annual Meeting are more fully described in the Proxy Statement and related materials. Please read the materials carefully.
     The Board of Directors has fixed the close of business on April 1, 2010 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.
By order of the Board of Directors,
/s/ Joey A. Jacobs
Joey A. Jacobs
Chairman, President and Chief Executive Officer
Dated: April 8, 2010
IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, TO ASSURE THE PRESENCE OF A QUORUM, PLEASE VOTE OVER THE INTERNET OR BY TELEPHONE AS INSTRUCTED IN THESE MATERIALS OR COMPLETE, DATE AND SIGN A PROXY CARD AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY DO SO AT ANY TIME BEFORE THE PROXY IS EXERCISED.

PROXY STATEMENT
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL 1: ELECTION OF DIRECTORS
PROPOSAL 2: APPROVAL OF AN AMENDMENT TO THE PSYCHIATRIC SOLUTIONS, INC. EQUITY INCENTIVE PLAN
PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
CORPORATE GOVERNANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
COMPENSATION DISCUSSION AND ANALYSIS
EXECUTIVE COMPENSATION
POST-EMPLOYMENT COMPENSATION
DIRECTOR COMPENSATION
COMPENSATION COMMITTEE REPORT
AUDIT COMMITTEE REPORT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
GENERAL INFORMATION

6640 CAROTHERS PARKWAY
SUITE 500
FRANKLIN, TENNESSEE 37067
PROXY STATEMENT
     This Proxy Statement is furnished in connection with the solicitation by our Board of Directors of proxies to be voted at the 2010 Annual Meeting of Stockholders, or the Annual Meeting, to be held at our executive offices located at 6640 Carothers Parkway, Suite 500, Franklin, Tennessee 37067, on Tuesday, May 18, 2010, at 8:00 a.m. (Central Time), for the purposes set forth in the accompanying notice, and at any adjournments or postponements thereof. This Proxy Statement and the accompanying proxy are first being mailed or made available to stockholders on or about April 8, 2010.
INFORMATION CONCERNING SOLICITATION AND VOTING
Voting of Proxy
     Whether you hold shares directly as the stockholder of record or through a broker, trustee or other nominee, as the beneficial owner, you may direct how your shares are voted without attending the Annual Meeting. Stockholders are encouraged to vote their proxies by Internet, telephone or completing, signing, dating and returning a proxy card, but not by more than one method. If you vote by Internet or telephone, you do not need to return your proxy card. If you vote by more than one method, only the last vote that is submitted will be counted and each previous vote will be disregarded. Please refer to the instructions provided in the Notice of Internet Availability or proxy card provided to you for information on the available voting methods.
     If a proxy is properly given prior to or at the Annual Meeting and not properly revoked, it will be voted in accordance with the instructions, if any, given by the stockholder, and if no instructions are given, it will be voted (a) FOR the election as directors of the nominees described in this Proxy Statement, (b) FOR approval of the amendment of the Psychiatric Solutions, Inc. Equity Incentive Plan, (c) FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010 and (d) in accordance with the recommendation of our Board of Directors on any other proposal that may properly come before the Annual Meeting or any adjournment thereof. The persons named as proxies were selected by our Board of Directors.
     Stockholders who give proxies have the right to revoke them at any time before they are voted by delivering a written request to Christopher L. Howard, Esq., our Executive Vice President, General Counsel and Secretary, at 6640 Carothers Parkway, Suite 500, Franklin, Tennessee 37067, prior to the Annual Meeting or by submitting another proxy at a later date, and the giving of the proxy will not affect the right of a stockholder to attend the Annual Meeting and vote in person.
Record Date
     The close of business on April 1, 2010 has been fixed as the record date for the determination of stockholders entitled to vote at the Annual Meeting. As of such date, we had 125,000,000 authorized shares of common stock, $.01 par value, or Common Stock, of which 57,168,871 shares were outstanding and entitled to vote, and 1,186,530 authorized shares of preferred stock, of which no shares were outstanding. Common Stock is our only outstanding class of voting stock. Each share of Common Stock will have one vote on each matter to be voted upon at the Annual Meeting.

Quorum and Voting Requirements
     A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, is required to constitute a quorum. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum at the Annual Meeting. If a quorum is not present at the time of the Annual Meeting, the stockholders entitled to vote, present in person or represented by proxy, shall have the power to adjourn the Annual Meeting until a quorum shall be present or represented by proxy. The Annual Meeting may be adjourned from time to time, whether or not a quorum is present, by the affirmative vote of a majority of the votes present and entitled to be cast at the Annual Meeting.
     If you hold shares in street name, you must vote by giving instructions to your broker or nominee. You should follow the voting instructions on the form that you receive from your broker or nominee. The availability of telephone and Internet voting will depend on your bank’s or broker’s voting process.
     Without your instructions, your broker or nominee is permitted to use its own discretion and vote your shares on certain routine matters (such as Proposal 3), but is not permitted to use discretion and vote your shares on non-routine matters (such as Proposals 1 and 2). Prior to 2010, the election of directors was considered a routine matter for which brokers were permitted to vote your shares. Beginning this year, brokers are no longer permitted to vote your shares for the election of directors. We urge you to give voting instructions to your broker on all three proposals. Shares that are not permitted to be voted by your broker are called “broker non-votes.” Broker non-votes are not considered votes for or against a proposal and therefore will have no direct impact on any proposal.
Miscellaneous
     We will bear the cost of printing, mailing and other expenses in connection with this solicitation of proxies and will also reimburse brokers and other persons holding shares of Common Stock in their names or in the names of nominees for their expenses in forwarding the proxy materials to the beneficial owners of such shares. Certain of our directors, officers and employees may, without any additional compensation, solicit proxies in person or by telephone.
     Our management is not aware of any matters other than those described in this Proxy Statement that may be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is intended that the proxies will be voted with respect thereto in accordance with the judgment of the person or persons voting such proxies subject to the direction of our Board of Directors.

PROPOSAL 1: ELECTION OF DIRECTORS
Introduction
     Our Amended and Restated Certificate of Incorporation, as amended, provides that our Board of Directors shall be divided into three classes of as nearly equal size as possible. Approximately one-third of our directors are elected each year. All classes of directors have three-year terms. The terms of our Class II directors expire at the Annual Meeting.
     Upon the recommendation of the Nominating and Corporate Governance Committee, our Board of Directors has nominated the two individuals named below under the caption “Class II Nominees” for election as directors to serve until the annual meeting of stockholders in 2013 or until their successors have been elected and take office. Each nominee has consented to be a candidate and to serve, if elected. Proxies cannot be voted for a greater number of persons than the nominees named.
Qualification of Directors
     As described below, our Board of Directors is comprised of individuals from differing backgrounds and experiences. We believe that each of our directors possesses unique qualifications, skills and attributes that complement the performance of the full Board. The experiences that each has obtained from their respective professional backgrounds, as set forth below, have qualified them to serve on our Board of Directors.
Class II Nominees
     The following table shows the names, ages and principal occupations of each of the nominees designated by our Board of Directors to become directors and the year in which each nominee was first appointed or elected to the Board of Directors of Psychiatric Solutions Hospitals, Inc., which was the predecessor to Psychiatric Solutions, Inc., or Psychiatric Solutions, Inc., as applicable.

			Director
Name	Age	Principal Occupation	Since
Mark P. Clein	50	Mr. Clein has served as President and Chief Financial Officer of United BioSource Corporation, a pharmaceutical and life sciences consulting company, since November 2003. Mr. Clein previously served as a Partner of LCI Partners, a consulting and investment firm, from January 2003 to November 2003. Prior to LCI Partners, Mr. Clein served as Executive Vice President and Chief Financial Officer of US Bioservices Corporation, a provider of distribution services for specialty pharmaceuticals and biologics, from May 2002 to January 2003. From May 1999 to May 2002, Mr. Clein served as Chief Executive Officer of PMR Corporation. Mr. Clein’s experience as an executive officer of health care companies provides the Board with the perspective of an executive facing similar challenges as we are.	2002

Richard D. Gore	57	Mr. Gore served as Chief Executive Officer of Attentus Healthcare Corporation, or Attentus, a non-urban hospital management company, from February 2006 until November 2006 and as President from December 2002 until November 2006. Mr. Gore had previously served as Co-Chief Executive Officer of Attentus since December 2002. Mr. Gore served as Chief Financial Officer of Province Healthcare Company, a non-urban hospital company, from April	2003

Director
Name	Age	Principal Occupation	Since
1996 to August 2001 and served as Vice Chairman of the Board of Directors of Province Healthcare Company from December 1999 to August 2001. Mr. Gore’s experience as the Chief Executive Officer of a health care company and Chief Financial Officer of a publicly-traded health care company provides the Board with experience in operating health care companies as well as with financial and accounting knowledge.
Required Vote
     Directors are elected by a plurality of the votes cast by the shares of Common Stock entitled to vote in the election at a meeting at which a quorum is present. Our Amended and Restated Certificate of Incorporation, as amended, does not provide for cumulative voting, and, accordingly, the stockholders do not have cumulative voting rights with respect to the election of directors. Consequently, each stockholder may cast one vote per share of Common Stock held of record for each nominee. An abstention may not be specified with respect to the election of Class II nominees. Broker non-votes will have no effect on the outcome of the election. Unless a proxy specifies otherwise, the persons named in the proxy will vote the shares covered thereby FOR the nominees designated by our Board of Directors. If a nominee becomes unavailable for election, shares covered by a proxy will be voted for a substitute nominee selected by our Board of Directors.
Our Board of Directors recommends that the stockholders vote FOR each of the Class II nominees.
Continuing Directors
     The persons named below will continue to serve as directors until the annual meeting of stockholders in the year indicated or until their successors are elected and take office. Stockholders are not voting on the election of the Class I and Class III directors. The following table shows the names, ages, principal occupations and other directorships of each continuing director and the year in which each was first appointed or elected to the Board of Directors of Psychiatric Solutions Hospitals, Inc., which was the predecessor to Psychiatric Solutions, Inc., or Psychiatric Solutions, Inc., as applicable.

		Principal Occupation/	Director
Name	Age	Other Directorships	Since

Class III — Term Expiring in 2011

Joey A. Jacobs	56	Mr. Jacobs was one of our co-founders and has served as President and Chief Executive Officer since April 1997. Mr. Jacobs has also served as Chairman of the Board since August 2002. Prior to our founding, Mr. Jacobs served for 21 years in various capacities with HCA Inc., formerly known as Hospital Corporation of America, Columbia and Columbia/HCA, most recently as President of the Tennessee Division. His understanding of our business, challenges and opportunities and his leadership role since founding us in 1997 has enabled him to provide unique insight and leadership to the Board.	1997

Edward K. Wissing	72	Mr. Wissing has served as a director of Christiana Care Health System, a privately-held not-for-profit hospital system, and as Chairman of the Board of Christiana Care Health Initiatives since November 2006. Until February 2007, Mr. Wissing had served as Chairman of the Board of Pediatric Services of America, Inc., a home health care company, since	1997

		Principal Occupation/	Director
Name	Age	Other Directorships	Since
		December 2002, and as a director since 2001. Mr. Wissing previously served as President, Chief Executive Officer and a director of American HomePatient, Inc., a national provider of home health care products and services, from May 1984 until May 1998. Mr. Wissing’s experience as a Chief Executive Officer and director of health care companies, as well as his long service as one of our directors, provides a unique perspective to the Board.

William M. Petrie, M.D.	63	Dr. Petrie has served as President of Psychiatric Consultants, P.C., a psychiatrist practice group, since 1999. In December 2008, Dr. Petrie was hired as an independent contractor to be the medical director for one of our facilities, Rolling Hill Hospital, in Franklin, Tennessee. As a psychiatrist, Dr. Petrie’s experience provides the Board with insight into our business and the treatment of patients.	2004

Class I — Term Expiring in 2012

Christopher Grant, Jr.	55	Mr. Grant has served as the President of Salix Management Corporation, a manager of venture capital partnerships Salix Ventures, L.P., Salix Ventures II, L.P. and Salix Affiliates II, L.P., since 1997. Mr. Grant’s experience as a general partner of a health care venture capital fund that invests in health care services companies and his service as a director of several privately-held health care services companies provides valuable insight for the Board. His service as one of our directors since our founding adds institutional knowledge about our business and operations.	1997

David M. Dill	41	Mr. Dill has served as an Executive Vice President of LifePoint Hospitals, Inc., or LifePoint, a non-urban hospital company, since February 2008, and as the Chief Operating Officer since April 2009. From July 2007 until April 2009, Mr. Dill served as the Chief Financial Officer of LifePoint. Prior to joining LifePoint, Mr. Dill served as Executive Vice President of Fresenius Medical Care North America and as Chief Executive Officer in the East Division of Fresenius Medical Care Services, a wholly-owned subsidiary of Fresenius Medical Care AG & Co. KGaA, a publicly-traded dialysis services company. Mr. Dill previously served as Executive Vice President, Chief Financial Officer and Treasurer of Renal Care Group, Inc., a publicly traded dialysis services company, from November 2003 until Renal Care Group, Inc. was acquired by Fresenius Medical Care on March 31, 2006. Mr. Dill’s experience as an executive officer of multi-facility health care companies, especially his financial and accounting knowledge from serving as Chief Financial Officer, aids the Board in matters of finance, accounting and risk oversight.	2005

PROPOSAL 2: APPROVAL OF AN AMENDMENT TO THE
PSYCHIATRIC SOLUTIONS, INC. EQUITY INCENTIVE PLAN
     Our Board of Directors has adopted and is hereby proposing to the stockholders an amendment to the Psychiatric Solutions, Inc. Equity Incentive Plan, or the Equity Incentive Plan. As further described below, the purpose of this amendment is to increase the number of shares of Common Stock subject to grant under the Equity Incentive Plan by 900,000 and to restrict the repricing of options. The explanation of the amendment below is qualified in its entirety by reference to the full text of the amendment to the Equity Incentive Plan, which is attached hereto as Appendix A. A copy of the Equity Incentive Plan in effect as of the date hereof is attached hereto as Appendix B.
Description of the Amendment to the Equity Incentive Plan
     The Equity Incentive Plan permits awards (“Awards”) of (i) “incentive stock options” (“ISOs”) described in Section 422 of the Internal Revenue Code of 1986, as amended (“Code”), (ii) non-qualified stock options that are not qualified as ISOs under the Code (“NQSOs”) and (iii) Common Stock that is subject to restrictions on transfer and/or risk of forfeiture (“Restricted Stock”). The Equity Incentive Plan is administered by the Compensation Committee of our Board of Directors and was designed to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (“Rule 16b-3”).
     As of March 31, 2010, there were 13,116,666 shares of Common Stock reserved for issuance under the Equity Incentive Plan, 12,671,135 shares of which were either subject to outstanding Awards or had been issued pursuant to the Equity Incentive Plan as of such date. The amendment increases the number of shares of Common Stock subject to grant under the Equity Incentive Plan by 900,000.
     Without an increase in shares authorized under the Equity Incentive Plan, we will be unable to grant an adequate number of additional Awards to our employees. The Board of Directors believes that Awards are an essential part of our compensation program and provide meaningful inducements to employees to contribute to our growth and financial performance. The Equity Incentive Plan has been a useful tool in achieving our business development goals by helping to attract and retain highly qualified employees. We believe that continued Award grants are necessary to attract and retain qualified individuals in the current economic environment.
     The amendment also restricts the repricing of options. Pursuant to the amendment, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding options or cancel outstanding options in exchange for cash, other awards or options with an exercise price that is less than the exercise price of the original options without stockholder approval.
General Description of the Equity Incentive Plan
     The purpose of the Equity Incentive Plan is to provide a performance incentive to employees and others who perform services that enhance the value of our stockholders’ equity. The Compensation Committee is authorized to administer the Equity Incentive Plan and to grant Awards to our employees and to certain others who provide significant services to us. The Equity Incentive Plan provides for the Award of ISOs, NQSOs and Restricted Stock. All of our employees and the employees of our subsidiaries and, in the case of Awards other than ISOs, any consultant or independent contractor providing services to us or a subsidiary, are eligible for Awards under the Equity Incentive Plan. ISOs may be granted only to our employees and employees of our subsidiaries. As of December 31, 2009, we employed approximately 23,000 people.
     The Compensation Committee determines which individuals are to receive Awards under the Equity Incentive Plan, the type of Award to be granted (i.e., ISOs, NQSOs or Restricted Stock) and the exercise prices and vesting dates of each Award. The exercise price of ISOs may not be less than 100% of the fair market value of Common Stock on the trading day immediately preceding the date of grant (110% for individuals who own more than 10% of our total outstanding Common Stock). These and other terms are set forth in the Equity Incentive Plan and a written agreement between us and the individual receiving the Award. The aggregate fair market value of Common Stock with regard to which ISOs are exercisable by an individual for the first time during any calendar year may not exceed $100,000. No option shall be exercisable after the expiration of ten years from the date it is granted (five years for ISOs granted to individuals who own more than 10% of our total outstanding shares of Common Stock).
     As of March 31, 2010, we had options outstanding to purchase 6,334,944 shares of Common Stock under the Equity Incentive Plan. The exercise price under which options have been granted has been the closing price of our Common Stock on the day prior to the date of grant. Based upon the closing sale price of our Common Stock on March 31, 2010, the aggregate market value of the 6,334,944 shares of Common Stock underlying outstanding options granted pursuant to the Equity Incentive Plan was approximately $189.0 million. As of March 31, 2010, there were 1,286,627 shares of Restricted Stock issued pursuant to the Equity Incentive Plan outstanding.
     The amount of any Award under the Equity Incentive Plan is subject to the discretion of the Compensation Committee and, therefore, cannot be determined in advance. Similarly, the dollar value of such Awards cannot be determined prior to their grant. As of March 31, 2010, approximately 300 employees, excluding our executive officers, held options to purchase an aggregate of 3,121,814 shares of Common Stock and an aggregate of 342,375 shares of Restricted Stock and our five executive officers held options to purchase an aggregate of 3,213,130 shares of Common Stock and an aggregate of 944,252 shares of Restricted Stock under the Equity Incentive Plan.
Death and Disability
     Upon the disability (as defined in the Equity Incentive Plan) of a participant in the Equity Incentive Plan, the participant shall have the right for 12 months after the date of his or her termination to exercise all options to purchase shares of Common Stock to the extent otherwise exercisable on the date of disability. If a participant in the Equity Incentive Plan dies, all options to purchase shares of Common Stock shall be exercisable by the participant’s legal representatives, heirs, legatees or distributees for 12 months after the date of the participant’s death to the extent otherwise exercisable on the date of death.
Amendment and Termination of the Equity Incentive Plan
     The Equity Incentive Plan will continue indefinitely, but may be amended or terminated by our Board of Directors at any time and for any reason. No amendment that would have a material adverse effect on the rights of a participant under an outstanding Award will be effective without the participant’s consent. In addition, stockholder approval is required for any amendment that increases the aggregate number of shares of Common Stock authorized under the Equity Incentive Plan, changes the class of employees eligible to receive ISOs or increases the period during which ISOs may be granted or exercised.
Federal Income Tax Consequences
     Tax consequences to us and to individuals receiving Awards will vary with the type of Award. Generally, a participant will not recognize income, and we are not entitled to take a deduction, upon the grant of an ISO, NQSO or share of Restricted Stock under the Equity Incentive Plan. A grantee that exercises an ISO will not recognize income on its exercise. If he or she does not sell the shares of Common Stock acquired thereby for at least two years after the date of grant and one year after exercising the ISO, any gain or loss on the sale of Common Stock will be subject to capital gains treatment. The exercise price of the ISO is the tax basis for purposes of determining capital gains.
     An individual who disposes of Common Stock before the holding periods described above are satisfied will have engaged in a “disqualifying disposition” and will recognize ordinary compensation income equal to the lesser of (i) the excess of the fair market value of the shares on the exercise date over the exercise price and (ii) the excess of the sale price of the shares over the exercise price. Any additional gain or loss realized on the date of sale in a disqualifying disposition is subject to capital gains tax treatment.

     Generally, we are not entitled to a tax deduction upon the grant or exercise of an option or the exercise of an ISO under the Equity Incentive Plan. However, if the grantee engages in a disqualifying disposition, we may take a tax deduction for the amount of ordinary income recognized by the individual.
     Upon exercise of a NQSO, an individual recognizes ordinary income on the difference between the fair market value of Common Stock and the exercise price paid under the NQSO. With respect to Restricted Stock, unless the individual makes an election under Section 83(b) of the Code to be taxed at the time of grant, he or she will recognize ordinary income equal to the fair market value of Common Stock at the time the shares of Restricted Stock vest. In either case, we are generally entitled to deduct the amount recognized by the individual for tax purposes. The individual is also subject to capital gains treatment on the subsequent sale of Common Stock acquired through an Award. For this purpose, the individual’s tax basis in Common Stock is its fair market value at the time the NQSO is exercised or the Restricted Stock vests (or is granted, if an election under Section 83(b) is made).
Registration Under the Securities Act of 1933
     We intend to register the additional shares of Common Stock authorized for issuance under the Equity Incentive Plan under the Securities Act of 1933 on a Registration Statement on Form S-8 as soon as practicable after approval of the amendment to the Equity Incentive Plan by our stockholders.
Required Vote
     Approval of the amendment to the Equity Incentive Plan requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Under Delaware law, an abstention will have the same legal effect as a vote against the proposed amendment to the Equity Incentive Plan, and broker non-votes will have no effect on the outcome of the proposed amendment.
The Board of Directors recommends that the stockholders vote FOR approval of the amendment to the Psychiatric Solutions, Inc. Equity Incentive Plan.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions. Although ratification is not required by our By-Laws or otherwise, our Board of Directors is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice.
Fees
     The following table presents fees for professional services rendered by Ernst & Young LLP for the audit of our annual financial statements for 2009 and 2008, and fees incurred for other services rendered by Ernst & Young LLP for such years:

	2009	2008
Audit Fees(1)	$1,257,000	$1,774,666
Audit — Related Fees(2)	1,995	1,995
Tax Fees(3)	134,397	40,000

Total Fees	$1,393,392	$1,816,661

(1)	Such services consisted primarily of the audit of our annual financial statements and internal control over financial reporting, the review of our quarterly financial statements, statutory audits, and services provided in connection with registration statements filed with the SEC.

(2)	The fees related to our subscription to Ernst & Young Online.

(3)	Such services consisted primarily of tax compliance services and other tax planning and tax advice services.
Pre-approval of Auditor Services
     The charter of the Audit Committee provides that the Audit Committee must pre-approve all auditing and non-auditing services to be provided by our auditor, other than certain de minimus non-audit services. In addition, any services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval by the Audit Committee. For 2009, all services provided by Ernst & Young LLP were pre-approved by the Audit Committee.
     All non-audit services were reviewed by the Audit Committee, and the Audit Committee concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.
Required Vote
     The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is needed to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010. Under Delaware law, an abstention will have the same legal effect as a vote against the ratification of Ernst & Young LLP, and broker non-votes will have no effect on the outcome of the ratification of the independent registered public accounting firm. If the appointment is not ratified, the matter will be referred to the Audit Committee for further review.
The Audit Committee and our Board of Directors recommend that the stockholders vote FOR ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.

CORPORATE GOVERNANCE
Standards of Independence for the Board of Directors
     The NASDAQ Stock Market, Inc., or NASDAQ, requires that a majority of our Board of Directors be comprised of independent directors. Our Board reviews the independence of all of our directors and affirmatively makes a determination as to the independence of each director on an annual basis based on whether such director satisfies the definition of “independent director” as set forth in the NASDAQ Stock Market Rules. Our Board of Directors has determined that each of Messrs. Clein, Dill, Gore, Grant and Wissing are independent directors.
Committees of the Board of Directors
     Our Board of Directors has established three standing committees: a Compensation Committee, an Audit Committee and a Nominating and Corporate Governance Committee, each of which is described below. All committee members are non-employee directors, each of whom the Board of Directors has determined to be “independent” as required by the NASDAQ Rules. In addition, William M. Petrie, M.D. and Edward K. Wissing serve on our Compliance Committee, and Dr. Petrie serves on our Patient and Safety Committee, which committees are otherwise comprised of our employees. The Compliance Committee oversees our Code of Ethics, which applies to all of our directors and employees, including our Chief Executive Officer and Chief Accounting Officer. The Patient Safety Committee discusses, among other things, facility incident data and patient care.
Compensation Committee
     The Compensation Committee is currently comprised of Messrs. Clein, Gore and Grant. During 2009, the Compensation Committee held seven meetings and took action by written consent once. Please refer to “Compensation Discussion and Analysis” for a description of the Compensation Committee’s principal responsibilities and duties. The Compensation Committee has a written charter that is available on our website at www.psysolutions.com.
Audit Committee
     Our Board of Directors has appointed an Audit Committee to assist it in fulfilling its oversight responsibilities for our financial reports, systems of internal controls for financial reporting and accounting policies, procedures and practices. The primary responsibilities and duties of the Audit Committee are as follows:
•	Hire, evaluate and, when appropriate, replace our independent auditor, whose duty it is to audit our books and accounts for the fiscal year in which it is appointed.

•	Determine the compensation to be paid to our independent auditor and, in its sole discretion, approve all audit and engagement fees and terms and pre-approve all auditing and non-auditing services of our independent auditor, other than certain de minimus non-audit services.

•	Review and discuss our internal reporting, audit procedures and the adequacy and effectiveness of our disclosure controls and procedures with management, our independent auditor and our internal auditors.

•	Review and discuss with management and our independent auditor the audited financial statements to be included in our Annual Report on Form 10-K, the quarterly financial statements to be included in our Quarterly Reports on Form 10-Q, our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the selection, application and disclosure of critical accounting policies used in our financial statements.

•	Review and discuss with management the quarterly earnings press releases and financial information and earnings guidance provided to analysts and rating agencies.

•	Review and discuss with management all existing related-party transactions and approve any proposed related-party transactions to ensure that they are in our best interest.

•	Review and reassess the adequacy of the Amended and Restated Audit Committee Charter adopted by our Board of Directors and recommend proposed changes to the Board.
     The Audit Committee is currently comprised of Messrs. Dill, Grant and Wissing. Our Board of Directors has determined that David M. Dill is an “audit committee financial expert” as defined in rules promulgated by the SEC under the Securities Exchange Act of 1934, as amended. The Audit Committee held four meetings during 2009. The Audit Committee has a written charter that is available on our website at www.psysolutions.com.
Nominating and Corporate Governance Committee
     The primary responsibilities and duties of the Nominating and Corporate Governance Committee are as follows:
•	Review the composition of our Board of Directors to ensure that a majority of the members are “independent” as required by the NASDAQ Stock Market Rules.

•	Consider and recommend candidates to fill new positions or vacancies on our Board of Directors and review any candidates recommended by our stockholders.

•	Evaluate the performance of each existing director proposed for re-election and recommend the director nominees for approval by our Board of Directors and our stockholders.

•	Retain and terminate any search firm to be used to identify Board candidates and approve the search firm’s fees and other retention terms.

•	Review and reassess the adequacy of the Nominating and Corporate Governance Committee Charter and recommend any changes to the Board.
     The Nominating and Corporate Governance Committee is currently comprised of Messrs. Clein and Gore. The Nominating and Corporate Governance Committee held one meeting during 2009. The Nominating and Corporate Governance Committee has a written charter that is available on our website at www.psysolutions.com.
Meetings of our Board of Directors and Committees
     During 2009, our Board of Directors held a total of eight meetings and took action by written consent twice. Each director attended 75% or more of the meetings of our Board of Directors and committees of our Board of Directors on which such director served.
Nomination of Directors
     Directors may be nominated by our Board of Directors or by stockholders in accordance with our By-Laws. As a matter of course, the Nominating and Corporate Governance Committee reviews the qualifications of various persons to determine whether they might make good candidates for consideration for membership on our Board of Directors. The Nominating and Corporate Governance Committee will review all proposed nominees for our Board of Directors, including those proposed by stockholders. This process includes a review of the candidate’s character, judgment, experience, independence, understanding of our business or other related industries and such other factors as the Nominating and Corporate Governance Committee determines are relevant in light of the needs of our Board of Directors and us. The Nominating and Corporate Governance Committee will select qualified candidates and review its recommendations with our Board of Directors, which will decide whether to invite the candidate to be a nominee for election to our Board of Directors. The Nominating and Corporate Governance Committee also considers issues of diversity, such as diversity of education, professional experience and differences in viewpoints and skills. The Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity; however, our Board of Directors and the Nominating and Corporate Governance Committee believe that it is essential that Board members represent diverse viewpoints. We do not currently pay a fee to any third party to identify or assist in identifying or evaluating potential nominees.
     Our By-Laws govern stockholder nominations of directors. To make a director nomination at the 2011 annual meeting, a stockholder must deliver a written notice (containing certain information specified in our By-Laws as discussed below) to Christopher L. Howard, Esq., our Executive Vice President, General Counsel and Secretary, at Psychiatric Solutions, Inc., 6640 Carothers Parkway, Suite 500, Franklin, Tennessee 37067 between the dates of December 9, 2010 and January 8, 2011; provided, however, that in the event that the 2011 annual meeting is called for a date that is not between April 18, 2011 and June 17, 2011, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the date on which such notice of the date of the 2011 annual meeting is mailed or such public disclosure is made, whichever first occurs. With respect to an election of directors at a special meeting of stockholders called for the purpose of electing directors, written notice of a stockholder nominee must be provided by the close of business on the tenth day following the day on which notice of the date of the special meeting was mailed or public announcement of the date of the special meeting was first made, whichever first occurs. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Proxy Statement, which requirements are described in “General Information — Stockholder Proposals for 2011 Annual Meeting” on page 36 of this Proxy Statement.
     In order for a stockholder’s nomination to be deemed proper, the notice must contain certain information specified in our By-Laws, including, without limitation, information as to the director nominees proposed by the stockholder, the name and address of the stockholder, the class and number of shares of our capital stock beneficially owned by the stockholder, a description of all arrangements or understandings between the stockholder and any other persons, including each proposed nominee (if applicable), in connection with the proposed nominations, and a representation that such stockholder intends to appear in person or by proxy at the meeting to bring such business or nominate the person(s) named in the notice.
Communicating with the Board
     All stockholder communications with our Board of Directors should be directed to Christopher L. Howard, Esq., our Executive Vice President, General Counsel and Secretary, at Psychiatric Solutions, Inc., 6640 Carothers Parkway, Suite 500, Franklin, Tennessee 37067, and should prominently indicate on the outside of the envelope that it is intended for our Board of Directors or for an individual director. Each communication intended for our Board of Directors and received by Mr. Howard will not be opened, but will be promptly forwarded unopened to the Chairman of the Audit Committee following its clearance through normal security procedures.
Attendance by Members of the Board of Directors at the Annual Meeting of Stockholders
     We encourage each member of our Board of Directors to attend each annual meeting of stockholders. All directors, except Mr. Clein, attended the annual meeting of stockholders held on May 19, 2009.
Board Leadership Structure
     Our Corporate Governance Standards provide that a substantial majority of our Board of Directors shall be independent directors. As described above under “Standards of Independence for the Board of Directors,” five of our seven directors are independent. In addition, all of the directors on each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are independent directors and each of these committees is led by a committee chair. The committee chairs set the agendas for their committees and report to the full Board on their work.
     The Board believes that our President and Chief Executive Officer is best situated to serve as Chairman of our Board of Directors because he is the director most familiar with our business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside our company and industry, while the President and Chief Executive Officer brings company-specific experience and expertise. Our Board of Directors believes that the combined role of Chairman and Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and the Board, which are essential to effective governance. We do not have a Lead Independent Director, but our Corporate Governance Standards provide that our independent directors shall meet in executive session without management present not less frequently than semi-annually, typically at the time of each regular board meeting. Christopher Grant, Jr. presides over all non-management executive sessions.
     We believe that having a combined Chairman and Chief Executive Officer, a Board with a substantial majority of independent directors who meet regularly in executive session, and independent chairs for the Board’s Audit, Compensation, and Nominating and Corporate Governance committees provides the best form of leadership for us and our Board of Directors.
Risk Oversight
     Our Board is responsible for overseeing our risk management process. The Board fulfills its responsibility by delegating many of these functions to its committees. Under its charter, the Audit Committee is responsible for meeting periodically with management to review our major financial risks and the steps management has taken to monitor and control such risks. The Audit Committee also oversees our financial reporting and internal controls and compliance programs. In addition, we have established a Patient Safety Committee, comprised of Dr. Petrie and several of our senior employees, and a Compliance Committee, comprised of Dr. Petrie, Mr. Wissing and several of our senior employees, including our Executive Vice President, Quality and Compliance, to address risk oversight. The Patient Safety Committee reviews facility incident data relating to patient safety and quality of care issues. The Compliance Committee reviews and discusses licensure surveys and deficiencies identified at the facility level. Further, our Director of Risk Management manages our litigation and potential claims against us.
     The Board receives reports on risk management from senior officers of the Company and from the chairs of the Audit Committee, the Patient Safety Committee and the Compliance Committee. Also, our Executive Vice President, General Counsel and Secretary provides a summary of our outstanding litigation and any governmental investigations to our Board at each Board meeting. Additionally, our Board regularly engages in discussions of the most significant risks that we are facing and how these risks are being managed. Our Board of Directors believes that the work undertaken by its committees, together with the oversight provided by the full Board of Directors, enables the Board of Directors to effectively oversee our risk management function.
Non-Management Executive Sessions
     Our Board of Directors has adopted a policy relating to non-management executive sessions. Under this policy, from time to time, and no less frequently than semi-annually, our Board of Directors will meet in executive sessions in which management directors and other members of management do not participate. During 2009, the non-management members of our Board of Directors held four executive sessions.
Policy on Reporting of Concerns Regarding Accounting Matters
     The Audit Committee has adopted a policy on the reporting of concerns regarding accounting, internal accounting controls or auditing matters. We have established a compliance hotline called ValuesLine (866-708-1022), which is administered by a third party, as a hotline for the receipt, retention and treatment of complaints from employees or others regarding accounting, internal accounting controls and auditing matters. Information received through the hotline is conveyed directly to our Executive Vice President, Quality and Compliance. Complaints relating to accounting, internal accounting controls or auditing matters will then be directed to the Chairman of the Audit Committee. Any complaint may be made anonymously if the claimant so desires, and all claimants will be provided confidentiality in the handling of the complaint.
Policies and Procedures with Respect to Related Party Transactions
     The charter of the Audit Committee requires that the Audit Committee review and discuss with management all existing related-party transactions and approve any proposed related-party transactions to ensure that they are in our best interest. “Related-party transactions” include, but are not be limited to, those transactions described in Item 404(a) of Regulation S-K under the federal securities laws. Only members of the Audit Committee who will derive no direct or indirect benefit from a specific related-party transaction may discuss that transaction with management or vote to approve it.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
     The following table sets forth information with respect to ownership of our Common Stock, as of April 1, 2010, by:
•	Each person who we know to be the beneficial owner of more than 5% of the outstanding shares of Common Stock;

•	Each of our directors;

•	Each of our executive officers named in the summary compensation table on page 23 (the “Named Executive Officers”); and

•	All of our directors and executive officers as a group.
     To our knowledge, unless otherwise indicated, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned. All computations are based on 57,168,871 shares of Common Stock outstanding on April 1, 2010.

	Amount and
Name of	Nature of	Percent of
Beneficial Owner, Executive Officer or Director	Beneficial Ownership(1)(2)	Class
Joey A. Jacobs (3)	1,998,543	3.4%
Ronald M. Fincher (4)	280,112	*
Jack E. Polson (5)	518,707	*
Brent Turner (6)	425,758	*
Christopher L. Howard (7)	317,743	*
Christopher Grant, Jr. (8)	30,200	*
Edward K. Wissing (9)	40,944	*
Richard D. Gore (10)	49,200	*
Mark P. Clein (11)	35,604	*
William M. Petrie, M.D. (12)	55,928	*
David M. Dill (13)	39,200	*
Grupo Daniel Alonso S.L. (14)	3,141,261	5.5%
BlackRock, Inc. (15)	4,025,534	7.0%
SAC Capital (16)	4,873,406	8.5%
All directors and executive officers as a group (11 persons) (17)	3,791,939	6.4%

*	Less than 1%

(1)	All share information presented in this table has been adjusted to reflect the two-for-one stock split effected in the form of a stock dividend on January 9, 2006.

(2)	Under SEC rules, the number of shares shown as beneficially owned includes shares of Common Stock subject to options that currently are exercisable or will be exercisable within sixty (60) days of April 1, 2010. Shares of Common Stock subject to options that are currently exercisable or will be exercisable within 60 days of April 1, 2010 are considered to be outstanding for the purpose of computing the percentage of the shares held by a holder, but are not considered to be outstanding for computing the percentage held by others.

(3)	Includes options to purchase 1,362,931 shares of Common Stock, 397,500 shares of Restricted Stock and 126,596 shares of Common Stock held by two Grantor Retained Annuity Trusts, of which Mr. Jacobs is the trustee, for the benefit of certain of Mr. Jacobs’ family members.

(4)	Includes options to purchase 128,500 shares of Common Stock and 143,750 shares of Restricted Stock.

(5)	Includes options to purchase 328,499 shares of Common Stock and 133,334 shares of Restricted Stock.

(6)	Includes options to purchase 232,699 shares of Common Stock and 138,334 shares of Restricted Stock.

(7)	Includes options to purchase 132,499 shares of Common Stock and 131,334 shares of Restricted Stock.

(8)	Includes options to purchase 22,000 shares of Common Stock and 3,200 shares of Restricted Stock.

(9)	Includes options to purchase 34,744 shares of Common Stock and 3,200 shares of Restricted Stock.

(10)	Includes options to purchase 40,000 shares of Common Stock and 3,200 shares of Restricted Stock.

(11)	Includes options to purchase 22,000 shares of Common Stock and 3,200 shares of Restricted Stock.

(12)	Includes options to purchase 34,000 shares of Common Stock and 3,200 shares of Restricted Stock.

(13)	Includes options to purchase 34,000 shares of Common Stock and 1,720 shares of Common Stock held in a custodial account for his minor children and 3,200 shares of Restricted Stock. Mr. Dill disclaims beneficial ownership of the shares held in the custodial account for his minor children.

(14)	Based solely on information contained in a Schedule 13G filed by Grupo Daniel Alonso S.L. with the SEC on January 3, 2008. Grupo Daniel Alonso S.L. has sole voting power and sole dispositive power with respect to 3,141,261 shares of Common Stock. The address of Grupo Daniel Alonso S.L. is Avenida Conde Guadalhorce, 57-59, Aviles, Asturias, Spain 33400.

(15)	Based solely on information contained in a Schedule 13G filed by BlackRock, Inc. with the SEC on January 29, 2010. Of these shares, BlackRock, Inc. has sole voting power with respect to 4,025,534 shares and sole dispositive power with respect to 4,025,534 shares. The address of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022.

(16)	Based solely upon a Schedule 13G filed on March 22, 2010 by Steven A. Cohen, SAC Capital Advisors, L.P., SAC Capital Advisors, Inc., CR Intrinsic Investors, LLC, and Sigma Capital Management, LLC, to which we refer collectively as SAC Capital. Steven A. Cohen has shared voting power as to 4,873,406 shares and shared dispositive power as to 4,873,406 shares. SAC Capital Advisors, L.P. has shared voting power as to 4,268,406 shares and shared dispositive power as to 4,268,406 shares. SAC Capital Advisors, Inc. has shared voting power as to 4,268,406 shares and shared dispositive power as to 4,268,406 shares. SAC Capital Advisors, LLC has shared voting power as to 4,266,341 shares and shared dispositive power as to 4,266,341 shares. CR Intrinsic Investors, LLC has shared voting power as to 525,000 shares and shared dispositive power as to 525,000 shares. Sigma Capital Management, LLC has shared voting power as to 80,000 shares and shared dispositive power as to 80,000 shares. The address of SAC Capital is 72 Cummings Point Road, Stamford, Connecticut 06902.

(17)	Includes options to purchase 2,371,872 shares of Common Stock and 963,452 shares of Restricted Stock.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who beneficially own more than 10% of our Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock. These officers, directors and greater than 10% stockholders are required by SEC rules to furnish us with copies of all Section 16(a) reports they file. There are specific due dates for these reports and we are required to report in this Proxy Statement any failure to file reports as required during 2009. Based upon a review of these filings and written representations from our directors and executive officers, we believe that, except as set forth below, all reports required to be filed with the SEC pursuant to Section 16(a) during 2009 were filed. Richard D. Gore inadvertently failed to file on a timely basis a required Form 4 concerning his exercise of an option to purchase 4,000 shares of Common Stock on May 4, 2009, but has since made the required filing.

COMPENSATION DISCUSSION AND ANALYSIS
     The Compensation Committee is responsible for discharging our Board of Director’s responsibilities relating to compensation plans, policies and programs for our executive officers and directors. In performing its duties, the Compensation Committee:
•	Evaluates the performance of our Chief Executive Officer and reviews our Chief Executive Officer’s evaluation of our other executive officers;

•	Reviews and approves the total compensation package, including base salaries, bonuses, equity and non-equity incentives, retirement plans and other benefits, for our executive officers;

•	Reviews and approves compensation packages for new executive officers and termination packages for executive officers;

•	Reviews and approves the compensation and benefits offered to non-employee directors;

•	Interprets all provisions of our equity-based incentive programs, prescribes the form of any agreements related thereto and adopts, amends and rescinds rules for administration of the incentive programs;

•	Grants awards under our equity-based incentive programs; and

•	Reviews and reassesses the adequacy of the Compensation Committee Charter and recommends any changes to the Board.
     The components of our compensation program for executive officers include base salary, performance-based cash bonuses and performance-based equity incentive compensation in the form of stock options and shares of Restricted Stock. Our executive compensation program is based on the following four objectives: (i) to link the interests of management with those of our stockholders by encouraging stock ownership; (ii) to attract and retain superior executives by providing them with the opportunity to earn total compensation packages that are competitive within the health care industry; (iii) to recognize and reward individual performance through salary, annual cash incentives and long-term stock-based incentives; and (iv) to manage compensation based on the individual’s level of skill, knowledge, effort and responsibility. The Compensation Committee believes that the compensation of our executive officers should provide a competitive level of total compensation necessary to attract and retain talented and experienced officers, and motivate them to contribute to our success.
Compensation Process
     The Compensation Committee approves salaries and other compensation for certain of our officers. For 2009, this group consisted of seven officers, including our five Named Executive Officers, Steve Davidson, our Chief Development Officer, and Terry Bridges, our former Co-Chief Operating Officer. Salaries and other compensation for all other officers and employees are determined by management in accordance with our compensation policies and plans.
     The Compensation Committee reviews and approves, in advance, employment and similar arrangements or payments to be made to any executive officer and certain other officers. The Compensation Committee also relies on the input of our Chief Executive Officer and President concerning the performance of our executive officers and certain other officers in making its compensation decisions. Our Chief Executive Officer and President considers internal pay equity issues, individual contribution and performance, competitive pressures and our financial performance in making his recommendations to the Compensation Committee. The Compensation Committee met eight times in 2009.
Role of Compensation Consultant
     The Compensation Committee has retained an outside compensation consultant, Pearl Meyer & Partners, to advise it regarding market trends and practices in executive compensation and with respect to specific compensation decisions. In October 2008, to assist the Compensation Committee in evaluating 2008 compensation and setting compensation for 2009, the consultant provided to the Compensation Committee a detailed report assessing the competitiveness of the compensation amounts offered by us to our executive officers, including an examination of base salary, actual total cash consideration, target total cash consideration and long-term incentives, and a comparison of our overall equity dilution and financial performance with comparable health care companies.
     In September 2009, the consultant provided to the Compensation Committee a similar report to assist the committee in evaluating 2009 compensation and setting compensation for 2010.
Executive Compensation Peer Group
     In order to compare our compensation to other health care companies, the consultant selected a peer group of 15 publicly-traded health care companies with similar revenue and service offerings to us. The peer group for the consultant’s report delivered in October 2008 consisted of the following companies:

Amedisys, Inc.	Lincare Holdings, Inc.
Apria Healthcare Group Inc.	Magellan Health Services, Inc.
Brookdale Senior Living, Inc.	Mednax, Inc.
DaVita Inc.	Sunrise Senior Living, Inc.
Health Management Associates, Inc.	Tenet Healthcare Corporation
HealthSouth Corporation	Universal Health Services, Inc.
Kindred Healthcare, Inc.	VCA Antech, Inc.
LifePoint Hospitals, Inc.
For the consultant’s report delivered in September 2009, Apria Healthcare Group, Inc. and Tenet Healthcare Corporation were removed from the analysis.
Components of Executive Compensation
     Below is a table outlining each of our Named Executive Officers’ 2010 and 2009 base salaries, cash bonuses, option grants and Restricted Stock awards. Please note that the cash bonuses made in 2009 and 2010 related to the Named Executive Officer’s performance in 2008 and 2009, respectively. The equity awards made in 2009 related to the Named Executive Officer’s performance in 2008. The equity awards in 2010 related to the Named Executive Officer’s performance in 2009 pursuant to the Amended 2009 Long-Term Equity Compensation Plan as well as equity awards granted pursuant to the 2010 Long-Term Equity Compensation Plan.
TABLE I

	Annual Base Salary		Cash Bonus		Option Awards			Restricted Stock Awards
Name	2010($)	2009($)	2010($)	2009($)	2010(#)		2009(#)	2010(#)		2009(#)
Joey A. Jacobs	$1,545,000	$1,500,000	$1,198,000	$1,108,000	270,000	(1)	50,000	295,000	(2)	50,000
Ronald M. Fincher	585,000	500,000	256,902	155,600	108,000	(1)	—	120,000	(2)	—
Jack E. Polson	500,000	460,000	244,937	216,686	81,000	(1)	20,000	90,000	(2)	25,000
Brent Turner	500,000	460,000	319,937	216,686	81,000	(1)	20,000	95,000	(2)	25,000
Christopher L. Howard	500,000	460,000	244,937	216,686	81,000	(1)	20,000	88,000	(2)	25,000

(1)	Granted pursuant to the 2010 Long-Term Equity Compensation Plan

(2)	Of the 295,000 shares of Restricted Stock granted to Joey Jacobs, 95,000 shares were granted pursuant to the 2010 Long-Term Equity Compensation Plan and 200,000 shares were granted pursuant to the Amended 2009 Long-Term Equity Compensation Plan. Of the 120,000 shares of Restricted Stock granted to Mr. Fincher, 40,000 shares were granted pursuant to the 2010 Long-Term Equity Compensation Plan and 80,000 shares were granted pursuant to the Amended 2009 Long-Term Equity Compensation Plan. Of the 95,000 shares of Restricted Stock granted to Mr. Turner, 35,000 shares were granted pursuant to the 2010 Long-Term Equity Compensation Plan and 60,000 shares were granted pursuant to the Amended 2009 Long-Term Equity Compensation Plan. Of the 90,000 shares of Restricted Stock granted to Mr. Polson, 30,000 shares were granted pursuant to the 2010 Long-Term Equity Compensation Plan and 60,000 shares were granted pursuant to the Amended 2009 Long-Term Equity Compensation Plan. Of the 88,000 shares of Restricted Stock granted to Mr. Howard, 30,000 shares were granted pursuant to the 2010 Long-Term Equity Compensation Plan and 58,000 shares were granted pursuant to the Amended 2009 Long-Term Equity Compensation Plan.
     We believe that our executive compensation program should be internally consistent and equitable in order to achieve our compensation goals. The Compensation Committee relies on its collective subjective judgment together with the information provided to it by us, the analyses and goals described above and the recommendations of our Chief Executive Officer and President. The Compensation Committee also considers the qualifications, length of service, experience, consistency of performance, position, responsibilities, individual performance and available competitive alternatives of our executives, their existing compensation and our financial resources, performance and prospects in determining appropriate levels of compensation for our executives. The Compensation Committee believes that the difference between the compensation of our Chief Executive Officer and President and the compensation of our other Named Executive Officers is appropriate given the range of compensation paid to the chief executive officers in our peer group, the greater responsibilities of Mr. Jacobs, the impact Mr. Jacobs has on our financial performance and the role Mr. Jacobs plays as the Chairman of our Board.
Base Salary
     Base salary levels for our executive officers are determined, in part, based on individual experience, internal pay equity, comparisons with peer companies with which we compete for personnel and general market conditions. The Compensation Committee reviews each executive officer’s salary at least annually and may change each executive officer’s salary based on (i) the individual’s contribution to us compared to the preceding year, (ii) the individual’s responsibilities compared to the preceding year, (iii) comparisons with peer companies as detailed in the market study prepared by the compensation consultant and (iv) our financial performance.
     The Compensation Committee generally meets in the fall to review each executive officer’s salary and to consider adjustments to each executive’s base salary for the following year. In setting base salaries for 2009 and 2010, the Compensation Committee reviewed the composition of the peer group and the market studies prepared by the consultant, discussed the peer group and the market studies with the consultant and Mr. Jacobs, evaluated the performance of each executive officer and considered our financial performance. The Compensation Committee noted that, over the last three years, we consistently have been one of the top performing companies in the peer group. After considering these factors, the Compensation Committee approved the base salaries provided in Table I above for our Named Executive Officers.
Cash Bonuses
     Cash bonuses paid to our executive officers are a reward for the realization of established performance objectives. The Compensation Committee adopts a cash bonus plan for each executive officer that establishes performance objectives for the executive officer, as described below. The Compensation Committee generally meets in February to review whether and the extent to which performance objectives have been achieved for the prior year. All bonuses are discretionary and subject to the review and approval of the Compensation Committee.
     In 2006, we adopted the Psychiatric Solutions, Inc. Executive Performance Incentive Plan, or the Executive Plan. Payments to executives pursuant to the Executive Plan are designed to qualify as “performance-based compensation” under Section 162(m) of the Code. If we pay compensation that is “performance-based compensation” under Section 162(m), we can receive a federal income tax deduction for the compensation even if such compensation exceeds $1,000,000 in a single year. In order for compensation to qualify as “performance-based compensation,” it must meet certain conditions and be paid upon the achievement of objective performance goals selected by the Compensation Committee based on one or more of the business criteria set forth in the Executive Plan. In 2009, Mr. Jacobs was the only executive eligible to participate in the Executive Plan.
     The Compensation Committee has discretion to reduce or eliminate, but not increase, an amount that is payable to a participant under the Executive Plan. Any incentive bonuses will be paid in cash as soon as practicable following the end of the fiscal year, or earlier upon a change in control. In the event we experience a change in control, all participants in the Executive Plan shall receive the maximum bonus for which they are eligible, whether or not the performance goals have been achieved. If we had experienced a change in control in 2009, Mr. Jacobs would have been paid his maximum bonus of $3.0 million. Upon the death or disability of a participant in the

Executive Plan, the Compensation Committee may pay the cash bonus whether or not the performance goals have been achieved.
     Cash bonuses to our Named Executive Officers are based on the criteria set forth in the cash bonus plans and listed below. Also listed is the percentage of each executive officer’s bonus that is based on the applicable criteria.
TABLE II

	Actual vs. Budgeted	Adjusted Earnings	Other Subjective
Name	Adjusted EBITDA	Per Share	Criteria
Joey A. Jacobs	60%	20%	20%
Ronald M. Fincher	70%	20%	10%
Jack E. Polson	60%	20%	20%
Brent Turner	60%	20%	20%
Christopher L. Howard	60%	20%	20%
     The financial components of the cash bonus plans are Adjusted EBITDA and Adjusted EPS. Adjusted EBITDA, as referred to in the cash bonus plans, is defined as income from continuing operations before interest expense (net of interest income), income taxes, depreciation, amortization, share-based compensation and other expenses. Adjusted EPS, as referred to in the cash bonus plans, is defined as earnings per share from continuing operations adjusted for non-recurring, infrequent or unusual items. The Compensation Committee believes that Adjusted EBITDA and Adjusted EPS are the appropriate financial measures for the cash bonus plans because they are important measures of our performance and the performance of our management, they drive our success and growth and they are key criteria by which management plans and monitors our business.
     The Compensation Committee believes that the vast majority of the cash bonus should be based on objective measures of financial performance, but believes that more subjective elements are also important in recognizing achievement and motivating officers. Accordingly, the target bonus amount is adjusted based upon the Compensation Committee’s subjective assessment of performance against the other performance objectives set at the outset of the year as well as the Named Executive Officer’s overall contribution to our success and, in the case of Named Executive Officers other than our Chief Executive Officer and President, the recommendation of our Chief Executive Officer and President.
     For 2009, the target bonus award (as a percentage of base salary) for each Named Executive Officer was as follows: Mr. Jacobs, 100%; and Messrs. Fincher, Polson, Turner and Howard, 66.67%. The maximum bonus award (as a percentage of base salary) that each Named Executive Officer could receive was as follows: Mr. Jacobs, 200%; and Messrs. Fincher, Polson, Turner and Howard, 100%.
     For 2009, budgeted Adjusted EBITDA for purposes of our executives’ bonus plans was approximately $320.3 million. Table III below sets forth the portion of the cash bonus based upon Adjusted EBITDA targets that each Named Executive Officer was eligible to receive for 2009. For example, if our actual Adjusted EBITDA for 2009 was 100% of our budgeted Adjusted EBITDA, Mr. Jacobs would receive 60% of his cash bonus (based on Table II above) at the 100% level.

TABLE III

		100% of
	90% - 100% of	Budgeted	100% - 105% of	105% of Budgeted
	Budgeted	Adjusted	Budgeted	Adjusted EBITDA
Name	Adjusted EBITDA	EBITDA	Adjusted EBITDA	or Greater
Joey A. Jacobs	0% - 100%	100%	100% - 200%	200%
Ronald M. Fincher	0% - 66.67%	66.67%	66.67% - 100%	100%
Jack E. Polson	0% - 66.67%	66.67%	66.67% - 100%	100%
Brent Turner	0% - 66.67%	66.67%	66.67% - 100%	100%
Christopher L. Howard	0% - 66.67%	66.67%	66.67% - 100%	100%
     The table below sets forth the portion of the cash bonus based upon our achievement of certain Adjusted EPS targets that each Named Executive Officer was eligible to receive for 2009. For example, if our Adjusted EPS for 2009 was $2.15, Mr. Jacobs would receive 20% of his cash bonus (based on Table II above) at the 100% level.
TABLE IV

	Adjusted EPS of	Adjusted EPS of	Adjusted EPS of
Name	$2.10 - $2.15	$2.15 - $2.23	$2.23 or Greater
Joey A. Jacobs	0% - 100%	100% - 200%	200%
Ronald M. Fincher	0% - 66.67%	66.67% - 100%	100%
Jack E. Polson	0% - 66.67%	66.67% - 100%	100%
Brent Turner	0% - 66.67%	66.67% - 100%	100%
Christopher L. Howard	0% - 66.67%	66.67% - 100%	100%
     In February 2010, the Compensation Committee met to determine whether and the extent to which the performance goals in each executive officer’s 2009 cash bonus plan had been achieved. The Compensation Committee determined that actual Adjusted EBITDA for 2009 was 97.2% of budgeted Adjusted EBITDA and actual Adjusted EPS for 2009 was $2.14.
     The Compensation Committee awarded cash bonuses to Messrs. Jacobs, Fincher, Polson and Howard pursuant to the terms of the cash bonus plans for such officers in the amounts set forth in Table I above. The bonus amount set forth in Table I above for Mr. Turner reflects the Compensation Committee’s award of a cash bonus to Mr. Turner pursuant to the terms of his cash bonus plan and a discretionary bonus in the amount of $75,000 outside of his cash bonus plan in recognition of Mr. Turner’s additional responsibilities as a division president. The cash bonuses awarded to the executive officers under the cash bonus plans were based on the salaries of such officers as of January 1, 2009, except that Mr. Fincher’s cash bonus was based on his salary as of October 1, 2009.
Equity-Based Compensation
     We believe that stock options and Restricted Stock are a key component to the compensation of our executive officers. Stock options and Restricted Stock provide a substantial incentive to employees by allowing them to directly participate in any increase in our long-term value. These incentives are intended to reward, motivate and retain the services of our executive officers. Equity-based compensation also aligns the interests of our executive officers with our stockholders.

     The compensation report prepared by Pearl Meyer & Partners for 2009 showed that the long-term equity awards issued to our executive officers was low relative to the Company’s peer group. The Compensation Committee determined that the executive officers should receive equity awards at a level more competitive with our peer group. On December 18, 2009, the Compensation Committee adopted the Amended 2009 Long-Term Equity Compensation Plan and the 2010 Long-Term Equity Compensation Plan for eligible employees, including our executive officers. The Amended 2009 Long-Term Equity Plan replaced the 2009 Long-Term Equity Compensation Plan adopted by the Compensation Committee on March 2, 2009.
     All of the equity awards granted under the Amended 2009 Long-Term Equity Compensation Plan are performance-based. The number of equity awards granted under the 2009 Long-Term Equity Compensation Plan is based on our Adjusted EPS for 2009 compared to our Adjusted EPS for 2008. If our Adjusted EPS for 2009 did not exceed our Adjusted EPS for 2008 by at least 14%, no equity awards would be granted. If our 2009 Adjusted EPS exceeded our 2008 Adjusted EPS by not less than 14% but not more than 20%, the Compensation Committee could grant stock options to purchase up to one percent of our issued and outstanding shares of Common Stock as of the grant date. If our 2009 Adjusted EPS exceeded our 2008 Adjusted EPS by not less than 20% but not more than 30%, the Compensation Committee could grant stock options to purchase not less than one percent, and not more than one and a half percent, of our issued and outstanding shares of Common Stock as of the grant date. If our 2009 Adjusted EPS exceeded our 2008 Adjusted EPS by more than 30%, the Compensation Committee could grant stock options to purchase that number of shares equal to one and a half percent of our issued and outstanding shares of Common Stock as of the grant date. The Compensation Committee also has the discretion to grant stock options to purchase up to one and a half percent of our issued and outstanding shares of Common Stock as of the grant date if our 2009 Adjusted EPS was equal to or greater than $2.11. Further, the Compensation Committee has the discretion to grant equity awards to eligible employees even if the applicable criteria is not met. The actual number of securities granted within these parameters was in the sole discretion of the Compensation Committee. At the discretion of the Compensation Committee, Restricted Stock may be issued in lieu of stock options.
     In connection with the amendment to the Equity Incentive Plan that was approved at the 2008 annual meeting of stockholders, the Compensation Committee adopted a policy that provides that beginning with 2008 and for the years ended December 31, 2008, 2009 and 2010, our prospective three-year average burn rate with respect to our equity awards will not exceed the greater of two percent of our shares outstanding or the mean and one standard deviation of its Global Industry Classification Standards Peer Group (351020 — Health Care Equipment and Services) of 4.57 percent. This policy will apply to shares issued pursuant to the Psychiatric Solutions, Inc. Outside Directors’ Stock Incentive Plan, or the Directors Plan, and the Equity Incentive Plan. For the purposes of calculating the three-year average burn rate, each share of Restricted Stock or stock award or any forms of full-value awards granted under our equity plans will be counted as 2.5 award shares. The burn rate will be calculated as (i) the number of equity awards granted in each fiscal year by the Compensation Committee to employees and directors, excluding awards granted to replace securities assumed in connection with a business combination transaction, divided by (ii) the weighted basic shares outstanding. For 2009, our burn rate was less than 4.57%.
     The Compensation Committee meets with our Chief Executive Officer to determine the allocation of equity awards to the eligible employees, except with respect to his equity award. Mr. Jacobs proposes the equity awards for all eligible employees subject to the review and approval of the Compensation Committee. In determining the equity award to be granted to the Chief Executive Officer and the other executive officers, the Compensation Committee evaluates the following factors: (i) our overall performance for the fiscal year in question; (ii) the performance of the individual in question; (iii) the contribution by the individual to us on an overall basis; (iv) the historical level of compensation of the individual; (v) the level of compensation of similarly situated executives in our industry based on the consultant’s report; and (vi) that level of combination of cash compensation and equity awards that would be required from a competitive point of view to retain the services of a valued executive officer.
     Because equity awards made under our Equity Compensation Plans historically have been based on the prior year’s performance, grants typically have been made in February shortly after the completion of our audited financial statements. Equity awards granted pursuant to the Equity Compensation Plans are issued under the Equity Incentive Plan. On February 11, 2010, the Compensation Committee met to determine whether and the extent to which the performance goals set forth in the Amended 2009 Long-Term Equity Compensation Plan had been achieved. Based on the performance goals set forth in our Equity Compensation Plan, the Compensation Committee could have issued 1,405,640 equity awards.

     For purposes of the Amended 2009 Long-Term Equity Compensation Plan, the Compensation Committee determined that each share of Restricted Stock was equivalent to an option to purchase 2.5 shares. The Compensation Committee’s determination was based on information provided by the outside compensation consultant and guidelines adopted by RiskMetrics Group. On February 11, 2010, the Compensation Committee approved a grant of Restricted Stock to our Named Executive Officers as set forth in Table I above, effective on February 26, 2010. Shares of Restricted Stock will vest 25% per year on the four successive anniversary dates of the grant of Restricted Stock beginning February 26, 2011.
     On December 18, 2009, the Compensation Committee adopted the 2010 Long-Term Equity Compensation Plan, which provides that the Compensation Committee has the discretion to grant stock options to purchase up to one and a half percent of our issued and outstanding shares of Common Stock as of the grant date. The stock options shall vest 25% per year on the four successive anniversary dates of the grant date. In addition, the Compensation Committee may grant Restricted Stock not to exceed one and a half percent of our issued and outstanding shares of Common Stock as of the grant date, provided that each share of Restricted Stock shall be counted as 2.5 shares of Common Stock for the purpose of the number of shares eligible to be granted to participants. Unlike prior years, equity grants are made during the year for which the plan was adopted.
     Pursuant to the 2010 Long-Term Equity Compensation Plan, on February 11, 2010, the Compensation Committee approved a grant of stock options and Restricted Stock to our Named Executive Officers as set forth in Table I above, effective on February 26, 2010. The exercise price of the stock options is $21.00 per share, which was the closing price of our common stock on The NASDAQ Global Select Market on the trading day prior to the grant date. The options will vest and become exercisable over four years, with 25% of the options vesting on each of the first, second, third and fourth anniversaries of February 26, 2010. The Restricted Stock shall vest 25% per year on the four successive anniversary dates of February 26, 2010; provided, however, if our Adjusted EPS for 2010 does not exceed our budgeted EPS for 2010, then all shares of Restricted Stock shall be forfeited.
Perquisites
     We provide our executive officers with perquisites that we believe are reasonable and consistent with our overall executive compensation program. We believe that such perquisites help us to retain our executive personnel and allows them to operate more effectively. These perquisites include payment of premiums for long-term disability insurance and long-term care insurance. We also offer a nonqualified deferred compensation plan pursuant to which the executive officers and other key employees may elect to defer up to 10% of their cash compensation. See “Post-Employment Compensation” for additional information about our nonqualified deferred compensation plan.

EXECUTIVE COMPENSATION
Summary Compensation Table
     The following summary compensation table reflects the total compensation of the Named Executive Officers.

					Non-Equity
			Stock	Option	Incentive Plan	All Other
Name and			Awards	Awards	Compensation	Compensation
Principal Position	Year	Salary ($)	($) (1)	($) (2)	($) (3)	($) (4)	Total ($)
Joey A. Jacobs	2009	$1,557,692	$4,200,000	—	$1,198,000	$11,311	$6,967,003
Chairman of the Board,	2008	1,490,384	847,000	$261,000	1,108,000	11,360	3,717,744
President and Chief Executive Officer	2007	1,236,250	2,900,000	1,439,000	1,535,250	11,923	7,122,423
Jack E. Polson	2009	476,692	1,260,000	—	244,937	11,224	1,992,853
Executive Vice President,	2008	438,462	423,500	104,400	216,686	11,255	1,194,303
Chief Accounting Officer	2007	397,740	870,000	539,625	265,200	11,602	2,084,167
Ronald M. Fincher	2009	439,231	1,680,000	—	256,902	11,266	2,387,399
Chief Operating Officer	2008	323,212	780,500	2,038,000	155,600	11,315	3,308,627
Brent Turner	2009	476,692	1,260,000	—	319,937 (5)	11,175	2,067,804
Executive Vice President,	2008	438,462	423,500	104,400	216,686	11,211	1,194,259
Finance and Administration	2007	397,740	870,000	539,625	265,200	11,611	2,084,176
Christopher L. Howard	2009	476,692	1,218,000	—	244,937	11,244	1,950,873
Executive Vice President,	2008	438,462	423,500	104,400	216,686	11,280	1,194,328
General Counsel and Secretary	2007	396,154	870,000	539,625	265,200	11,680	2,082,659

(1)	Awards granted to each Named Executive Officer pursuant to the 2009, 2008 and 2007 Long-Term Equity Compensation Plans, respectively. Represents the grant date fair value of each equity award computed in accordance with FASB Accounting Standards Codification 718, or ASC 718. See Note 9 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2009 regarding assumptions underlying valuation of our equity awards.

(2)	Awards granted to each Named Executive Officer pursuant to the 2009, 2008 and 2007 Long-Term Equity Compensation Plans, respectively. Represents the grant date fair value of each equity award computed in accordance with ASC 718. Options granted pursuant to Equity Compensation Plans are issued under the Equity Incentive Plan. See Note 9 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2009 regarding assumptions underlying valuation of our equity awards.

(3)	Represents cash bonuses paid pursuant to the 2009, 2008 and 2007 cash bonus plan for each Named Executive Officer, except as described in footnote 5 below.

(4)	Represents premiums paid by us for life insurance, long-term disability insurance and long-term care insurance.

(5)	Includes a $75,000 discretionary bonus awarded to Mr. Turner outside of his 2009 cash bonus plan in recognition of his additional responsibilities as a division president.

Grants of Plan-Based Awards
     The following table provides disclosure of performance-based equity compensation received by the Named Executive Officers during 2009.

		All Other Stock	All Other Option	Exercise or
		Awards:	Awards: Number of	Base Price of	Grant Date Fair
		Number of Shares of	Securities Underlying	Option Awards	Value of Stock and
Name	Grant Date	Stock or Units (#) (1)	Options (#) (2)	($/Sh)	Option Awards ($)
Joey A. Jacobs	2/28/2009	50,000	—	—	$847,000
	2/28/2009	—	50,000	$16.94	261,000

Ronald M. Fincher	—	—	—	—	—

Jack E. Polson	2/28/2009	25,000	—	—	423,500
	2/28/2009	—	20,000	$16.94	104,400

Brent Turner	2/28/2009	25,000	—	—	423,500
	2/28/2009	—	20,000	$16.94	104,400

Christopher L. Howard	2/28/2009	25,000	—	—	423,500
	2/28/2009	—	20,000	$16.94	104,400

(1)	Represents shares of Restricted Stock granted during 2009 pursuant to the Equity Incentive Plan based on achievement of objectives set forth in the 2008 Long-Term Equity Compensation Plan. The grants of Restricted Stock were approved by the Compensation Committee on February 11, 2009.

(2)	Represents stock options granted during 2009 pursuant to the Equity Incentive Plan based on achievement of objectives set forth in the 2008 Long-Term Equity Compensation Plan. The option grants were approved by the Compensation Committee on February 11, 2009.

Outstanding Equity Awards at Fiscal Year-End
     The following table provides certain information with respect to the Named Executive Officers regarding outstanding equity awards as of December 31, 2009 that represent potential amounts that may be realized in the future.

	Option Awards						Stock Awards
	Number of		Number of
	Securities		Securities				Number of
	Underlying		Underlying				Shares or Units	Market Value of
	Unexercised		Unexercised		Option	Option	of Stock That	Shares or Units of
	Options (#)		Options (#)		Exercise	Expiration	Have Not	Stock That Have
Name	Exercisable		Unexercisable		Price ($)	Date (1)	Vested (#) (2)	Not Vested ($) (3)
Joey A. Jacobs	184,092	(4)	—		$3.28	3/25/13	—	—
	200,000	(5)	—		6.88	10/30/13	—	—
	134,000	(4)	—		10.23	3/12/14	—	—
	169,802	(4)	—		20.69	3/17/15	—	—
	98,198	(4)	—		19.31	5/17/15	—	—
	456,839	(4)	—		32.99	2/23/16	—	—
	30,000	(5)	30,000	(5)	41.54	2/20/17	—	—
	31,250	(5)	93,750	(5)	29.00	2/25/18	—	—
	—		50,000	(5)	16.94	2/28/19	—	—
	—		—		—	—	30,000	$634,200
	—		—		—	—	75,000	1,585,500
	—		—		—	—	50,000	1,057,000

Ronald M. Fincher	4,000	(4)	—		4.30	4/10/13	—	—
	6,000	(4)	—		20.69	3/17/15	—	—
	45,000	(4)	—		32.99	2/23/16	—	—
	11,500	(5)	11,500	(5)	41.54	2/20/17	—	—
	3,125	(5)	9,375	(5)	29.00	2/25/18	—	—
	50,000	(5)	150,000	(5)	31.22	10/14/18	—	—
	—		—		—	—	7,500	158,550
	—		—		—	—	18,750	396,375

Jack E. Polson	86,000	(4)	—		10.23	3/12/14	—	—
	110,000	(4)	—		20.69	3/17/15	—	—
	80,000	(4)	—		32.99	2/23/16	—	—
	19,166	(5)	19,167	(5)	41.54	2/20/17	—	—
	9,375	(5)	28,125	(5)	29.00	2/25/18	—	—
	—		20,000	(5)	16.94	2/28/19	—	—
	—		—		—	—	2,500	52,850
	—		—		—	—	19,167	405,190
	—		—		—	—	22,500	475,650
	—		—		—	—	25,000	528,500

Brent Turner	100,200	(4)	—		20.69	3/17/15	—	—
	80,000	(4)	—		32.99	2/23/16	—	—
	19,166	(5)	19,167	(5)	41.54	2/20/17	—	—
	9,375	(5)	28,125	(5)	29.00	2/25/18	—	—
	—		20,000	(5)	16.94	2/28/19	—	—
	—		—		—	—	2,500	52,850
	—		—		—	—	19,167	405,190
	—		—		—	—	22,500	475,650
	—		—		—	—	25,000	528,500

	Option Awards				Stock Awards
	Number of	Number of
	Securities	Securities			Number of
	Underlying	Underlying			Shares or Units	Market Value of
	Unexercised	Unexercised	Option	Option	of Stock That	Shares or Units of
	Options (#)	Options (#)	Exercise	Expiration	Have Not	Stock That Have
Name	Exercisable	Unexercisable	Price ($)	Date (1)	Vested (#) (2)	Not Vested ($) (3)
Christopher L. Howard	50,000 (4)	—	$23.90	9/1/15	—	—
	30,000 (4)	—	32.99	2/23/16	—	—
	19,166 (5)	19,167 (5)	41.54	2/20/17	—	—
	9,375 (5)	28,125 (5)	29.00	2/25/18	—	—
	—	20,000 (5)	16.94	2/28/19	—	—
	—	—	—	—	2,500	$52,850
	—	—	—	—	19,167	405,190
	—	—	—	—	22,500	475,650
	—	—	—	—	25,000	528,500

(1)	The expiration date of each option occurs on the tenth anniversary of the grant date.

(2)	Shares of Restricted Stock vest 25% per year on the four successive anniversary dates of the grant of Restricted Stock. Vesting dates of the shares range from 2010 to 2014.

(3)	Based on the closing sales price of our Common Stock of $21.14 on The NASDAQ Global Select Market on December 31, 2009.

(4)	Options became exercisable in 25% increments on the date of grant and on each of the first, second and third anniversaries of the option grant date.

(5)	Options became or will become exercisable in 25% increments on each of the first, second, third and fourth anniversaries of the option grant date.

Option Exercises and Stock Vested
     The following table shows the amounts received by the Named Executive Officers upon the exercise of options or the vesting of Restricted Stock during 2009.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized	Acquired on	Value Realized
Name	Exercise (#)	Upon Exercise ($)	Vesting (#)	on Vesting ($)
Joey A. Jacobs	—	—	15,000 (2/20/09)	$405,900
	—	—	25,000 (2/25/09)	682,250
	15,908 (9/16/09)	$425,062	—	—

Ronald M. Fincher	—	—	2,500 (2/25/09)	68,225
	—	—	6,250 (10/14/09)	174,188

Jack E. Polson	—	—	9,583 (2/20/09)	259,316
	—	—	2,500 (2/23/09)	67,100
	—	—	7,500 (2/25/09)	204,675

Brent Turner	—	—	9,583 (2/20/09)	259,316
	—	—	2,500 (2/23/09)	67,100
	—	—	7,500 (2/25/09)	204,675

Christopher L. Howard	—	—	9,583 (2/20/09)	259,316
	—	—	2,500 (2/23/09)	67,100
	—	—	7,500 (2/25/09)	204,675

POST-EMPLOYMENT COMPENSATION
Nonqualified Deferred Compensation Plan
     The following table shows the activity during 2009 and the aggregate balances held by each of our Named Executive Officers at December 31, 2009 under the Psychiatric Solutions, Inc. Nonqualified Deferred Compensation Plan, or the NDCP.

	Executive	Registrant	Aggregate	Aggregate	Aggregate Balance
	Contributions in	Contributions in	Earnings in 2009	Withdrawals/	at December 31,
Name	2009 ($) (1)	2009 ($)	($)	Distributions ($)	2009 ($)
Joey A. Jacobs	$132,689	—	$82,219	$(5,370)	$318,047
Ronald M. Fincher	50,302	—	9,413	(7,183)	108,789
Jack A. Polson	74,448	—	50,422	—	229,797
Brent Turner	60,904	—	38,062	—	151,699
Christopher L. Howard	68,516	—	57,234	—	230,023

(1)	All contributions by our Named Executive Officers were reported as compensation in the summary compensation table on page 23.
     The NDCP is an unfunded plan pursuant to which eligible participants may elect to have a portion of their compensation deferred until a later date. Participants may elect to contribute to the NDCP any deferred salary in excess of such participant’s deferral limits under the Psychiatric Solutions, Inc. Retirement Savings Plan, or the Savings Plan, for the applicable year, plus any earnings thereon; provided, however, that such amount may not exceed the salary deferral limits provided in Section 402(g) of the Code in effect for the applicable calendar year. Each participant making a deferral election under the NDCP for the excess contributions to the Savings Plan shall also be credited with the matching contributions that we would have made, if any, under the Savings Plan for the applicable year in excess of the matching contributions actually made to the Savings Plan for such year. In addition, each participant may elect to defer up to 10% of his or her base salary and bonus into the NDCP. Eligibility for participation in the NDCP is limited to our employees who are (i) members of a select group of our management or otherwise are highly compensated and (ii) have been designated by the Compensation Committee to participate in the NDCP, including the Named Executive Officers. A participant’s account is 100% vested and nonforfeitable at all times. Deferral elections are made by the eligible employees in December of each year for amounts to be earned in the following year.
     Participants may direct the investment of their NDCP accounts in investment funds included in our Savings Plan. Subject to our approval, a participant may elect for distributions to be paid upon retirement after reaching age 65, termination of employment or a date specified in the election. Unless a participant elects otherwise, distributions shall be made or begin as soon as administratively feasible following any termination of employment, but no later than the later of (i) the end of the calendar year that includes the payment event or (ii) the date that is two and one-half months after the payment event. However, if the participant is a “Key Employee,” as defined in the Code, such participant cannot receive any distributions from the NDCP on account of termination of employment until at least six months after such participant’s termination. A participant may elect for distributions to be paid in a lump sum or in annual or monthly installments over a period of no more than ten years. In the absence of such an election, distributions shall be made in a single sum. Upon death or disability of a participant or if we experience a change in control, such participant’s account balance will be paid in a lump sum.
     We have established a trust as a reserve for the benefits payable under the NDCP. We are the grantor of the trust and the trust has been established for the benefit of the participants in the NDCP and, if we become insolvent or go bankrupt, for the benefit of our general creditors. To the extent that the participants’ benefits are not paid from the trust, such benefits shall be paid from our general assets. The participants shall have no funded, secured or preferential right to payment, but rather shall at all times have the status of a general unsecured creditor.
Potential Payments Upon Termination or Change in Control
     We entered into a new employment agreement with Joey A. Jacobs, our Chairman, President and Chief Executive Officer, on May 10, 2007. The employment agreement superseded Mr. Jacobs’ prior employment agreement with us. The employment agreement is subject to automatic annual renewals absent prior notice from either party of the intent not to renew the employment agreement. Pursuant to the employment agreement,

Mr. Jacobs’ base salary, cash bonuses and incentive compensation are subject to adjustment from time to time at the discretion of the Compensation Committee. Mr. Jacobs also participates in the Executive Plan.
     If we terminate Mr. Jacobs’ employment “without cause” or if Mr. Jacobs resigns as a result of a “constructive discharge,” as those terms are defined in the employment agreement: (a) Mr. Jacobs will receive a lump sum severance payment equal to two times the sum of (i) his base salary on the date of termination and (ii) the most recent annual bonus paid to Mr. Jacobs during the immediately previous 12-month period; (b) Mr. Jacobs will receive any earned but unpaid base salary, which shall be paid in accordance with our normal payroll practices; (c) Mr. Jacobs will receive bonus compensation payable on a prorated basis for the year of termination, which shall be paid at the same time our executive officers receive their bonuses for the year in which the termination occurred; (d) to the extent that Mr. Jacobs is eligible for and has elected continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), we agreed to waive all premiums for elected continuation coverage during such COBRA period but not to exceed 18 months; (e) to the extent that Mr. Jacobs is covered by an individual health policy, we will pay all reasonable premiums under such policy for 24 months following the termination date; and (f) all shares of Restricted Stock and unvested stock options held by Mr. Jacobs and scheduled to vest during the succeeding 24-month period will immediately vest and any such options will remain exercisable for 12 months (3 months in the case of incentive stock options) from the date of termination.
     If Mr. Jacobs’ employment terminates as a result of his disability or death, Mr. Jacobs or his beneficiaries will be entitled to receive any earned but unpaid base salary, which shall be paid in accordance with the normal payroll practices of the Company. In addition, Mr. Jacobs or his beneficiaries will also receive any bonus compensation, which is payable on a prorated basis for the year of termination, and which shall be paid at the same time our executive officers receive their bonuses for the year in which the termination occurred. Finally, all shares of Restricted Stock and unvested stock options held by Mr. Jacobs will immediately vest upon his death or termination for disability.
     If Mr. Jacobs’ employment is terminated for cause, as defined in the employment agreement, any earned but unpaid base salary shall be paid in accordance with our normal payroll practices, but we will not make any other payments or provide any benefits to Mr. Jacobs. If Mr. Jacobs retires, he shall be paid any earned but unpaid base salary in accordance with our normal payroll practices, and is eligible to receive, at the discretion of the Compensation Committee, bonus compensation payable in full or on a prorated basis for the year of termination, which shall be paid at the same time our executive officers receive their bonuses for the year of Mr. Jacobs’ retirement, but we will not make any other payments or provide any benefits to Mr. Jacobs.
     If Mr. Jacobs’ employment is terminated, whether voluntarily or involuntarily, within 12 months following a change in control of the Company: (a) Mr. Jacobs will receive a lump sum severance payment equal to two times the sum of (i) his base salary on the date of termination and (ii) the most recent annual bonus paid to Mr. Jacobs during the immediately previous 12-month period; (b) Mr. Jacobs will receive any earned but unpaid base salary, which shall be paid in accordance with our normal payroll practices; (c) Mr. Jacobs will receive the maximum bonus compensation payable for the year of termination; (d) to the extent that Mr. Jacobs is eligible for and has elected continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), we agreed to waive all premiums for elected continuation coverage during such COBRA period but not to exceed 18 months; (e) to the extent that Mr. Jacobs is covered by an individual health policy, we will pay all reasonable premiums under such policy for 24 months following the termination date; and (f) all shares of Restricted Stock and unvested stock options held by Mr. Jacobs and scheduled to vest during the succeeding 24-month period will immediately vest and any such options will remain exercisable for 12 months (3 months in the case of incentive stock options) from the date of termination. If the payment of severance benefits would result in Mr. Jacobs being subject to excise tax under Section 4999 of the Code, we will make a gross up payment to, or on behalf of, Mr. Jacobs to mitigate such taxes.
     The employment agreement provides that Mr. Jacobs, during the period of his employment and for a 12-month period thereafter, will not, among other things, compete with us or solicit our customers, suppliers or employees, except in the event of a termination without cause.

     The following table shows the amounts that Mr. Jacobs would have received if his employment had been terminated for the reasons indicated effective December 31, 2009:

	Salary and		Accelerated Vesting
Triggering Event	Bonus ($)		of Equity Awards ($)		Benefits ($)		Total ($)
Death	$1,198,000	(1)	$3,486,700	(2)	$144,144	(3)	$4,828,844
Disability	1,198,000	(1)	3,486,700	(2)	144,144	(3)	4,828,844
Termination by the Company Without Cause or Constructive Discharge	6,529,384	(4)	2,324,700	(5)	168,496	(6)	9,022,580
Change in Control	10,055,400(7)	(8)	2,324,700	(5)	168,496	(6)	12,548,596
Retirement	1,198,000	(1)	—		—		1,198,000

(1)	Represents bonus for 2009. Mr. Jacobs’ would not have any earned but unpaid base salary as of December 31, 2009.

(2)	The amount shown reflects the value of shares of Restricted Stock and the shares of our Common Stock underlying unvested options, all of which would become vested in accordance with Mr. Jacobs’ employment agreement. The value of Restricted Stock is based on $21.14, the closing price of our Common Stock as reported on The NASDAQ Global Select Market on December 31, 2009. The value of options is based on the number of shares underlying the options and the difference between $21.14 and the per share exercise price for the options.

(3)	Includes accrued vacation only.

(4)	Represents a lump sum payment equal to (a) two times the sum of Mr. Jacobs’ base salary as of December 31, 2009 plus the most recent annual bonus paid to Mr. Jacobs and (b) Mr. Jacobs’ bonus for 2009.

(5)	The amount shown reflects the value of shares of Restricted Stock and the shares of our Common Stock underlying unvested options that would vest within 24 months of termination, all of which would become vested in accordance with Mr. Jacobs’ employment agreement. The value of Restricted Stock is based on $21.14, the closing price of our Common Stock as reported on The NASDAQ Global Select Market on December 31, 2009. The value of options is based on the number of shares underlying the options and the difference between $21.14 and the per share exercise price for the options.

(6)	Includes accrued vacation and the premiums for health insurance benefits for 24 months in accordance with the Mr. Jacobs’ employment agreement.

(7)	Represents a lump sum payment equal to (a) two times the sum of Mr. Jacobs’ base salary as of December 31, 2009 plus the most recent annual bonus paid to Mr. Jacobs and (b) the maximum bonus that Mr. Jacobs was eligible to earn in 2009.

(8)	The amount includes a “gross up” payment of all excise taxes imposed under Section 4999 of the Code and any federal income and excise taxes that are payable as a result of any reimbursements for Section 4999 excise taxes in accordance with Mr. Jacobs’ employment agreement. This calculation assumes termination of employment.
     The Compensation Committee believes that the severance benefits established, and the circumstances under which they would be payable, are appropriate based on Mr. Jacobs’ position and tenure with us, and competitive practices in effect at the time of execution of Mr. Jacobs’ employment agreement. Consistent with these competitive practices, the definitions of “termination for cause” and “constructive discharge” incorporated into the employment agreement were selected to assure that Mr. Jacobs would be fairly compensated in the event that we denied him the opportunity to fulfill the terms of his employment agreement, or materially altered the terms and conditions under which he was to perform his services.
     None of our other executive officers has an employment or severance agreement.

DIRECTOR COMPENSATION
     The following table sets forth the 2009 compensation received by our non-employee directors. Mr. Jacobs does not receive any additional compensation for his services as a director.

		Restricted Stock
Name	Fees Earned or Paid in Cash ($) (1)	Awards ($) (2)	Total ($)
Mark P. Clein	$81,000	$65,184	$146,184
David M. Dill	92,000	65,184	157,184
Richard D. Gore	84,000	65,184	149,184
Christopher Grant, Jr.	100,000	65,184	165,184
William M. Petrie, M.D.	91,000	65,184	156,184
Edward K. Wissing	100,000	65,184	165,184

(1)	Includes annual retainer, meeting fees and fees associated with chairing a Board committee.

(2)	Represents the grant date fair value of each equity award computed in accordance with ASC 718. The shares of Restricted Stock were granted pursuant to the Directors Plan. See Note 9 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2009 regarding assumptions underlying valuation of our equity awards. As of December 31, 2009, Mr. Clein held options to purchase 24,000 shares of our Common Stock, Mr. Dill held options to purchase 36,000 shares of our Common Stock, Mr. Gore held options to purchase 42,000 shares of our Common Stock, Mr. Grant held options to purchase 24,000 shares of our Common Stock, Dr. Petrie held options to purchase 36,000 shares of our Common Stock and Mr. Wissing held options to purchase 36,744 shares of our Common Stock. As of December 31, 2009, each of Messrs. Clein, Dill, Gore, Grant, Petrie and Wissing held 3,200 shares of Restricted Stock.
     On May 19, 2009, the stockholders of the Company approved an amended and restated Directors Plan, which (x) replaced automatic grants of options with automatic grants of shares of Restricted Stock, which vest with respect to 25% of the number of shares of Restricted Stock granted on each of the first, second, third and fourth anniversaries of the date of grant; and (y) affords the Compensation Committee the discretion to grant Restricted Stock and options, in addition to automatic annual grants of Restricted Stock, upon such terms as the Compensation Committee deems appropriate and that are not inconsistent with the provisions of the amended and restated Directors Plan. Prior to its amendment and restatement on May 19, 2009, the Directors Plan allowed for an annual grant of an option to purchase 8,000 shares of Common Stock. As of March 31, 2010, there were 683,334 shares of Common Stock reserved for issuance under the Directors Plan, 625,048 shares of which were either subject to outstanding Awards or had been issued pursuant to the Directors Plan as of such date.
     In 2009, each non-employee director received:
•	an annual retainer of $60,000;

•	a meeting fee of $2,000 for each Board or committee meeting attended in person and $1,000 for each telephonic meeting (but only one fee in the event that more than one such meeting is held on a single day);

•	an annual grant of 3,200 shares of Restricted Stock; and

•	reimbursement for necessary travel expenses incurred in attending Board and committee meetings.
     Each Board member serving as Chairman of the Audit Committee, Compliance Committee and Compensation Committee receives an additional $2,000 per month, and each Co-Chairman of the Nominating and Corporate Governance Committee receives an additional $1,000 per month.
     Under the Directors Plan, certain grants of Restricted Stock are non-discretionary. As of the date of our annual meeting of stockholders each year, each non-employee member of our Board who is re-elected or who otherwise continues to be a member of the Board immediately thereafter is automatically granted under the Directors Plan, without further action by us, our Board of Directors, the Compensation Committee or our

stockholders, 3,200 shares of our Restricted Stock. Accordingly, on May 19, 2009, the Board granted 3,200 shares of Restricted Stock to each of our non-employee directors.
     Under the Directors Plan, the Compensation Committee may grant options, at its discretion. The exercise price of options granted under the Directors Plan must be the fair market value of our Common Stock subject to the option on the date of the option grant. Options granted under the Directors Plan are immediately exercisable as to 25% of the option shares and the remaining 75% of the option shares become exercisable in equal installments on each of the first, second and third anniversaries of the option grant date. Options granted prior to May 17, 2005 expire the earlier of five years from the date of grant or three months after the date on which the option holder ceases to be a director. Options granted on or after May 17, 2005 expire the earlier of ten years from the date of grant or three months after the option holder ceases to be a director. However, upon the termination of a director due to death or disability, such director, or his or her estate, as the case may be, may exercise options granted under the Directors Plan, including any options that had not become exercisable on the date of termination or death, for the remainder of the regular option period. All options and shares of Restricted Stock granted under the Directors Plan become fully vested if we experience a change in control, subject to vesting limitations in situations in which an option holder would realize less net income under the option after payment of “golden parachute” excise taxes under Section 4999 of the Code.
     Our Board may amend or terminate the Directors Plan in its discretion, except that no amendment will become effective without approval of our stockholders if such approval is necessary pursuant to the NASDAQ listing standards. The Directors Plan will continue indefinitely until it is terminated by our Board.
     Each of our directors is a party to an Indemnification Agreement with us pursuant to which we have agreed to indemnify and advance expenses to such director in connection with his or her service as our director, officer or agent to the fullest extent permitted by law and as set forth in each such agreement and, to the extent applicable, to maintain insurance coverage for each such director under our policies of directors’ and officers’ liability insurance.
Equity Compensation Plan Information
     The following table provides information as of December 31, 2009 with respect to compensation plans (including individual compensation arrangements) under which shares of our Common Stock are authorized for issuance.

Number of securities
remaining available for
future issuance under
	Number of securities to	Weighted-average	equity compensation
	be issued upon exercise	exercise price of	plans (excluding
	of outstanding options,	outstanding options,	securities reflected in
Plan category	warrants and rights	warrants and rights	second column)
Equity compensation plans approved by security holders (1) (2)	6,600,730	$25.31	2,004,615

Equity compensation plans not approved by security holders	—	—	—

Total	6,600,730	$25.31	2,004,615

(1)	Represents stock options granted or issuable under the Psychiatric Solutions, Inc. 1997 Key Personnel Plan, the Equity Incentive Plan and the Directors Plan.

(2)	Includes 601,326 shares of Restricted Stock.

Compensation Committee Interlocks and Insider Participation
     The members of the Compensation Committee of our Board of Directors are Mark P. Clein, Christopher Grant, Jr. and Richard Gore. No member of the Compensation Committee served as one of our officers or employees during 2009. Mr. Clein served as the Chief Executive Officer of PMR Corporation, which was a publicly-traded company that we acquired in August 2002, from May 1999 to May 2002. None of our executive officers serve as a member of the compensation committee of any other company that has an executive officer serving as a member of our Board of Directors. None of our executive officers serve as a member of the board of directors of any other company that has an executive officer serving as a member of our Compensation Committee.
COMPENSATION COMMITTEE REPORT
The following Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate the Compensation Committee Report by reference therein.
     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by SEC Regulation S-K Item 402(b) with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.
COMPENSATION COMMITTEE
Christopher Grant, Jr., Chairman
Mark P. Clein
Richard D. Gore

AUDIT COMMITTEE REPORT
The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Audit Committee Report by reference therein.
     Our management has primary responsibility for preparing our financial statements and implementing internal controls over financial reporting. Our independent registered public accounting firm, Ernst & Young LLP (“Ernst & Young”), is responsible for expressing an opinion on the conformity of our audited financial statements with accounting principles generally accepted in the United States.
     The role and responsibilities of the Audit Committee are set forth in a written Amended and Restated Charter adopted by our Board of Directors. The Amended and Restated Charter is available on our website located at www.psysolutions.com. The Audit Committee reviews and reassesses the adequacy of the Amended and Restated Charter annually or more often as necessary and recommends any proposed changes to the Board. The Audit Committee acted in accordance with its Amended and Restated Charter in 2009. In fulfilling its responsibilities for fiscal year 2009, the Audit Committee:
•	Pre-approved all auditing and non-auditing services of Ernst & Young, other than certain de minimus non-audit services;

•	Reviewed and discussed with management our unaudited quarterly financial statements for the quarters ended March 31, June 30, September 30 and December 31, 2009 and our audited financial statements for the fiscal year ended December 31, 2009, including a discussion of critical accounting policies used in such financial statements;

•	Reviewed and discussed with the internal auditor the quality and appropriateness of our internal controls and reporting procedures;

•	Discussed with Ernst & Young the matters required to be discussed under Statement on Auditing Standards No. 114, relating to the conduct of the audit, both with and without management present; and

•	Received the written disclosures and the letter from Ernst & Young as required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Audit Committee concerning independence and discussed with Ernst & Young their independence from us and management.
     Based on the Audit Committee’s review of the audited financial statements and discussions with management and Ernst & Young as described above, and in reliance thereon, the Audit Committee recommended to our Board of Directors that the audited financial statements for the fiscal year ended December 31, 2009 be included in our Annual Report on Form 10-K for filing with the SEC.
AUDIT COMMITTEE
David M. Dill, Chairman
Edward K. Wissing
Christopher Grant, Jr.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     William M. Petrie, M.D., a member of our Board of Directors, owns a partnership interest in and serves as President of Psychiatric Consultants, P.C. (“PCPC”), a physician practice group that leases office space from and is managed by one of our subsidiaries. The initial term of the management services agreement with PCPC expires on December 31, 2011. The management services agreement will automatically renew for successive one year terms unless either party provides notice of its intent not to renew at least 60 days prior to any expiration date. Our management fee and rental income for PCPC is less than $300,000 annually.
     Dr. Petrie serves as the Medical Director of Rolling Hills Hospital, one of our facilities located in Franklin, Tennessee. In his capacity as Medical Director, Dr. Petrie provides Rolling Hills with the benefit of his clinical and administrative expertise and experience in providing services to psychiatric facilities and renders those services in furtherance of Rolling Hills’ clinical objectives and regulatory obligations. The initial term of the medical director services agreement is January 1, 2009 through December 31, 2010. The medical director services agreement automatically renews for successive one year terms unless terminated by either party. Dr. Petrie’s compensation for Medical Director services is $180 per hour, not to exceed $15,600 per month.

GENERAL INFORMATION
Stockholder Proposals for 2011 Annual Meeting
     Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, proper stockholder proposals intended to be presented at the 2011 annual meeting of stockholders must be received by us at our principal executive offices at 6640 Carothers Parkway, Suite 500, Franklin, Tennessee 37067 no later than December 9, 2010 in order for the proposals to be included in the Proxy Statement and form of proxy card for that meeting.
     If a stockholder desires to bring a matter before our annual meeting and the matter is submitted outside the process of Rule 14a-8, including with respect to nominations for election as directors, the stockholder must follow the procedures set forth in our By-Laws. Our By-Laws provide generally that stockholder proposals and director nominations to be considered at an annual meeting may be made by a stockholder only if (1) the stockholder is a stockholder of record and is entitled to vote at the meeting, and (2) the stockholder gives timely written notice of the matter to our corporate secretary. To be timely, a stockholder’s notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date that we mailed our proxy statement for the preceding year’s annual meeting of stockholders. However, in the event that our annual meeting is called for a date that is not within 30 days before or after the first anniversary of the preceding year’s annual meeting of stockholders, notice by the stockholder will be timely if received by our Secretary not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public announcement of the date of such meeting was first made, whichever first occurs. Under our By-Laws, notice with respect to the 2011 annual meeting of stockholders must be received at our principal executive offices between the dates of December 9, 2010 and January 8, 2011, unless the 2011 annual meeting is called for a date that is not between April 19, 2011 and June 18, 2011. The notice must set forth the information required by the provisions of our By-Laws dealing with stockholder proposals and nominations of directors.
Annual Report to Stockholders
     A copy of this Proxy Statement and our 2009 Annual Report to Stockholders has been posted on the Internet and is accessible by following the instructions in the Notice of Internet Availability. Upon the written request of any stockholder entitled to vote at the Annual Meeting, we will furnish, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC. Requests should be directed to Psychiatric Solutions, Inc., 6640 Carothers Parkway, Suite 500, Franklin, Tennessee 37067, Attention: Christopher L. Howard, Esq., Executive Vice President, General Counsel and Secretary, (615) 312-5700. Our Annual Report to Stockholders and Annual Report on Form 10-K are not proxy soliciting materials.
PSYCHIATRIC SOLUTIONS, INC
/s/ Joey A. Jacobs
Joey A. Jacobs
Chairman, President and Chief Executive Officer
April 8, 2010

Appendix A
Fifth Amendment to the
Psychiatric Solutions, Inc.
Equity Incentive Plan
     This Amendment to the Psychiatric Solutions, Inc. Equity Incentive Plan (the “Plan”) is adopted by Psychiatric Solutions, Inc. (the “Company”).
     Whereas, Psychiatric Solutions, Inc. (the “Company”) has established the Psychiatric Solutions, Inc. Equity Incentive Plan (the “Plan”) through which the Company may grant awards to directors, officers, employees, consultants and advisors of the Company and its affiliates; and
     Whereas, the Company desires to amend the Plan to increase the total number of shares that may be granted pursuant to the Plan and to restrict the repricing of Options.
     Now, therefore, the Plan is hereby amended as follows:
     (1) Section 5.2 of the Plan is hereby deleted in its entirety and the following inserted in its place and stead:
     “5.2 Maximum Number of Shares. The maximum aggregate number of shares of Stock that may be issued pursuant to the Plan is 14,016,666 shares of Stock, subject to increases and adjustments as provided in Article VIII.”
     (2) A new Section 6.8 is hereby added to the Plan as follows:
     “6.8 Restrictions on Repricing of Options. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or cancel outstanding Options in exchange for cash, other Awards or Options with an exercise price that is less than the exercise price of the original Options without stockholder approval.”
     This amendment to the Plan was adopted by the Board of Directors of the Company on February 11, 2010, subject to stockholder approval. The amendment was adopted by the stockholders of the Company on                     , 2010.
     In Witness Whereof, this Amendment is hereby executed by the undersigned officer of the Company.

Psychiatric Solutions, Inc.

By:
Christopher L. Howard
Executive Vice President,
General Counsel and Secretary

A-1

Appendix B
Psychiatric Solutions, Inc.
Equity Incentive Plan
PREAMBLE
     WHEREAS, PMR Corporation (the “Company”) adopted the PMR Corporation Employees’ Incentive Stock Option Plan on February 1, 1990;
     WHEREAS, the PMR Corporation Employees’ Incentive Stock Option Plan was subsequently amended and renamed the PMR Corporation 1997 Equity Incentive Plan (the “Plan”);
     WHEREAS, Psychiatric Solutions, Inc. adopted the Psychiatric Solutions, Inc. 1997 Incentive and Nonqualified Stock Option Plan for Key Personnel (the “Psychiatric Plan”) on April 9, 1997;
     WHEREAS, the Company and Psychiatric Solutions, Inc. entered into a merger agreement pursuant to which Psychiatric Solutions, Inc. became a wholly owned subsidiary of PMR Corporation effective August 5, 2002 (the “Acquisition”);
     WHEREAS, following the Acquisition, Psychiatric Solutions, Inc. changed its name to Psychiatric Solutions Hospitals, Inc. and the Company changed its name to Psychiatric Solutions, Inc.;
     WHEREAS, the Company changed the name of the Plan to the Psychiatric Solutions, Inc. Equity Incentive Plan;
     WHEREAS, the Company desires to amend and restate the Plan to (i) increase the number of shares of Stock subject to grant under the Plan, (ii) restrict the number of shares of Stock that can be granted to any individual pursuant to Options in a calendar year, (iii) modify the methods of payment for the exercise of Options, (iv) remove automatic vesting of Awards upon a change in control, and (v) extend the term of the Plan indefinitely;
     WHEREAS, the Psychiatric Plan is hereby merged into the Plan and outstanding Awards under the Psychiatric Plan will be governed by the terms of this restated Plan; and
     WHEREAS, the Company intends that this Plan and awards granted hereunder will (i) qualify as “performance-based compensation” described in section 162(m)(4)(C) of the Internal Revenue Code of 1986, and (ii) conform to the requirements for exemption set forth under Securities and Exchange Commission Rule 16b-3;
     NOW, THEREFORE, the Company hereby amends and restates the Plan effective as of the date this restated Plan is approved by the stockholders of the Company as follows:
ARTICLE I. DEFINITIONS
     1.1 Affiliate. A corporate parent, corporate subsidiary, limited liability company, partnership or other business entity that is wholly-owned or controlled by the Company.
     1.2 Agreement. A written agreement (including any amendment or supplement thereto) between the Company or Affiliate and a Participant specifying the terms and conditions of an Award granted to such Participant.
     1.3 Award. A right that is granted under the Plan to a Participant by the Company, which may be in the form of Options or Restricted Stock.
     1.4 Board. The board of directors of the Company.
     1.5 Code. The Internal Revenue Code of 1986, as amended.
     1.6 Committee. A committee that is designated by the Board to serve as the administrator of the Plan. The Committee shall be composed of at least two individuals (or such number that satisfies Rule 16b-3 of the Exchange Act) who are members of the Board and are not employees of the Company or an Affiliate, and who are designated by the Board as the “compensation committee” or are otherwise designated to administer the Plan. In the absence of a designation of a Committee by the Board, the Board shall be the Committee.

     1.7 Company. Psychiatric Solutions, Inc. and its successors.
     1.8 Date of Exercise. The date that the Company accepts tender of the exercise price of an Option.
     1.9 Exchange Act. The Securities Exchange Act of 1934, as amended.
     1.10 Fair Market Value. On any given date, Fair Market Value shall be the applicable description below:
     (a) If the Stock is traded on a trading exchange (e.g., the New York Stock Exchange) or is reported on the Nasdaq National Market System, another Nasdaq automated quotation system or the OTC Bulletin Board System, Fair Market Value shall be determined by reference to the closing price of the Stock on such exchange or system with respect to the date for which Fair Market Value is being determined (unless the Committee determines in good faith the fair market value of the Stock to be otherwise).
     (b) If the Stock is not traded on a recognized exchange or automated trading system, Fair Market Value shall be the value determined in good faith by the Committee.
     1.11 Incentive Option. An Option that is intended to qualify as an “incentive stock option” within the meaning of section 422 of the Code. An Incentive Option, or a portion thereof, shall not be invalid for failure to qualify under section 422 of the Code, but shall be treated as a Nonqualified Option.
     1.12 Nonqualified Option. An Option that is not an Incentive Option.
     1.13 Option. The right that is granted hereunder to a Participant to purchase from the Company a stated number of shares of Stock at the price set forth in an Agreement. As used herein, an Option includes both Incentive Options and Nonqualified Options.
     1.14 Participant. A director, officer, employee, consultant or advisor of the Company or of an Affiliate who satisfies the requirements of Article IV and is selected by the Committee to receive an Award.
     1.15 Plan. The Psychiatric Solutions, Inc. Equity Incentive Plan, which was previously named the PMR Corporation Employees’ Incentive Stock Option Plan.
     1.16 Psychiatric Plan. The Psychiatric Solutions, Inc. 1997 Incentive and Nonqualified Stock Option Plan for Key Personnel.
     1.17 Restricted Stock. A grant of Stock that is subject to restrictions on transfer and/or a risk of forfeiture by and to the Participant, as described in Section 4.4. Restricted Stock that is awarded to a Participant shall cease to be Restricted Stock at the time that such restrictions and risks of forfeiture lapse in accordance with the terms of the Agreement or Plan.
     1.18 Stock. The common stock of the Company.
     1.19 Ten Percent Stockholder. An individual who owns more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate at the time he is granted an Incentive Option. For the purpose of determining if an individual is a Ten Percent Stockholder, he shall be deemed to own any voting stock owned (directly or indirectly) by or for his brothers and sisters (whether by whole or half blood), spouse, ancestors or lineal descendants and shall be considered to own proportionately any voting stock owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a stockholder, partner or beneficiary.
ARTICLE II. PURPOSE
     The purpose of this Plan is to encourage ownership of Stock of the Company by directors, officers, employees, consultants and advisors of the Company and any current or future Affiliate. This Plan is intended to provide an incentive and bonus for maximum effort in the successful operation of the Company and is expected to benefit the stockholders by associating the interests of the Company’s employees with those of its stockholders and by enabling the Company to attract and retain personnel of the best available talent through the opportunity to share, by the proprietary interests created by this Plan, in the increased value of the Company’s shares to which such personnel have contributed. The benefits of this Plan are not a substitute for compensation otherwise payable to Company employees pursuant to the terms of their employment. Proceeds from the purchase of Stock pursuant to this Plan shall be used for the general business purposes of the Company.

ARTICLE III. ADMINISTRATION
     3.1 Administration of Plan. The Plan shall be administered by the Committee. The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. Any decision made or action taken by the Committee to administer the Plan shall be final and conclusive. No member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement or Award. The Company shall bear all expenses of Plan administration. In addition to all other authority vested with the Committee under the Plan, the Committee shall have complete authority to:
     (a) Interpret all provisions of this Plan;
     (b) Prescribe the form of any Agreement and notice and manner for executing or giving the same;
     (c) Make amendments to all Agreements;
     (d) Adopt, amend, and rescind rules for Plan administration; and
     (e) Make all determinations it deems advisable for the administration of this Plan.
     3.2 Authority to Grant Awards. The Committee shall have authority to grant Awards upon such terms the Committee deems appropriate and that are not inconsistent with the provisions of this Plan. Such terms may include conditions on the exercise of all or any part of an Option.
     3.3 Persons Subject to Section 16(b). Notwithstanding anything in the Plan to the contrary, the Committee, in its absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to participants who are officers and directors subject to section 16(b) of the Exchange Act, without so restricting, limiting or conditioning the Plan with respect to other Participants.
ARTICLE IV. AWARD ELIGIBILITY AND LIMITATIONS
     4.1 Participation. The Committee may from time to time designate directors, officers, employees, consultants and advisors of the Company or one of its Affiliates to whom Awards are to be granted and who are eligible to become Participants. Such designation shall specify the number of shares of Stock, if any, subject to each Award. All Awards granted under this Plan shall be evidenced by Agreements that shall be subject to applicable provisions of this Plan or such other provisions as the Committee may adopt that are not inconsistent with the Plan.
     4.2 Grant of Awards. An Award shall be deemed to be granted to a Participant at the time that the Committee designates in a writing that is adopted by the Committee as the grant of an Award, and that makes reference to the name of the Participant and the number of shares of Stock that are subject to the Award. Accordingly, an Award may be deemed to be granted prior to the approval of this Plan by the stockholders of the Company and prior to the time that an Agreement is executed by the Participant and the Company.
     4.3 Limitations on Incentive Options. A person who is not an employee of the Company or an Affiliate is not eligible to receive an Incentive Option. To the extent that the aggregate Fair Market Value of Stock with respect to which Incentive Options are exercisable for the first time by a Participant during any calendar year (under all stock incentive plans of the Company and its Affiliates) exceeds $100,000 (or the amount specified in section 422 of the Code), determined as of the date an Incentive Option is granted, such Options shall be treated as Nonqualified Options. This provision shall be applied by taking Incentive Options into account in the order in which they were granted.
     4.4 Restricted Stock. An award of Restricted Stock to a Participant is a grant of Stock that is subject to forfeiture and/or restrictions on transfer that are identified in an Agreement. A Participant who receives Restricted Stock shall be treated as a stockholder of the Company for all purposes, except that the rights of the Participant may be limited under the terms of the Agreement. Unless otherwise specified in an Agreement, Participants shall be entitled to receive dividends on and exercise voting rights with respect to shares of Restricted Stock.
     4.5 Additional Limitations on Grants. No person may receive Options to purchase more than 500,000 shares of Stock (subject to increases and adjustments as provided in Article VIII) during any calendar year.

ARTICLE V. STOCK SUBJECT TO PLAN
     5.1 Source of Shares. Upon the exercise of an Option or the grant of Restricted Stock, the Company shall deliver to the Participant authorized but previously unissued Stock or Stock that is held by the Company in treasury.
     5.2 Maximum Number of Shares. The maximum aggregate number of shares of Stock that may be issued pursuant to the Plan is increased by 900,000 shares to a total of 2,233,333 shares of Stock, subject to increases and adjustments as provided in Article VIII.
     5.3 Forfeitures. If any Option granted hereunder expires or terminates for any reason without having been exercised in full, or Restricted Stock is forfeited, the shares of Stock subject thereto shall again be available for issuance of an Award under this Plan.
ARTICLE VI. OPTION EXERCISE AND STOCKHOLDER RIGHTS
     6.1 Exercise Price. The exercise price of an Incentive Option shall not be less than 100% of the Fair Market Value of a share of Stock on the trading day immediately preceding the date the Incentive Option is granted. In the case of a Ten Percent Stockholder, however, the exercise price of an Incentive Option shall not be less than 110% of the Fair Market Value of a share of Stock on the trading day immediately preceding the date the Incentive Option is granted. The exercise price of a Nonqualified Option shall be the price determined by the Committee at the time that such Award is granted, but shall not be less than 85% of the Fair Market Value of a share of Stock on the trading day immediately preceding the date the Nonqualified Option is granted.
     6.2 Right to Exercise. An Option may be exercisable on the date of grant or on such other date(s) established by the Committee or provided for in an Agreement.
     6.3 Expiration of Option. In general, the right to purchase Stock under an Option shall expire on the date specified in the Option. However, an Option shall expire sooner in the circumstances described in this Section.
     (a) If as a result of voluntary or involuntary termination (other than death or disability) the Participant ceases to provide services to the Company or one of its Affiliates as an employee, a non-employee member of the Board or a consultant or independent advisor, the Option shall thereon terminate, except that the Option may be exercised by the Participant, to the extent otherwise exercisable on the date of termination, for a period of three months from the date of termination of the provision of services or until the expiration of the stated term of the Option, whichever period is shorter. Thereafter, the Option shall terminate and cease to be exercisable.
     (b) If the Participant ceases to provide services to the Company or one of its Affiliates as an employee, non-employee member of the Board, consultant or independent advisor by reason of disability (as defined in section 22(e)(3) of the Code), the Participant shall have the right for 12 months after the date of such termination of the provision of services to exercise the Option to the extent otherwise exercisable on the date of disability. Thereafter, the Option shall terminate and cease to be exercisable.
     (c) If the Participant dies, the Option shall be exercisable by the Participant’s legal representatives, heirs, legatees, or distributees for 12 months after the date of the Participant’s death to the extent otherwise exercisable on the date of death. Thereafter, the Option shall terminate and cease to be exercisable.
     6.4 Maximum Exercise Period. The maximum period in which an Option may be exercised shall be determined by the Committee on the date of grant except that no Option shall be exercisable after the expiration of 10 years (five years in the case of Incentive Options granted to a Ten Percent Stockholder) from the date it was granted. A Participant must exercise an Incentive Option while he is an employee of the Company or an Affiliate, or within three months of termination of employment with the Company and its Affiliates (one year in the case of termination due to disability or death).
     6.5 Transferability. Any Award granted under this Plan shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the Participant only by the Participant; provided, however, that a Nonqualified Option or Restricted Stock may be transferable to the extent provided in an Agreement. No right or interest of a Participant in any Award shall be liable for, or subject to, any lien, obligation or liability of such Participant.
     6.6 Stockholder Rights. No Participant shall have any rights as a stockholder with respect to shares subject to Options prior to the Date of Exercise of such Option, and if requested, has given the representation described in

Section 9.2 and/or executed a stockholders agreement described in Section 9.3. A Participant’s rights as a stockholder with respect to Restricted Stock shall be determined as provided in Section 4.4.
     6.7 Employee Status. The Committee shall determine the extent to which a leave of absence for military or government service, illness, temporary disability, or other reasons shall be treated as a termination or interruption of employment for purposes of determining questions of forfeiture and exercise of an Award after termination of employment. With respect to an Incentive Option, such period of unemployment that is longer than three months following termination may be treated as employment if consistent with section 422 of the Code pursuant to a federal statute, Treasury Regulation, or a published ruling of the Internal Revenue Service that has general application.
ARTICLE VII. METHOD OF EXERCISE
     7.1 Exercise. An Option granted hereunder shall be deemed to have been exercised on the Date of Exercise. Subject to the provisions of Articles VI and IX, an Option may be exercised in whole or in part at such times and in compliance with such requirements as the Committee shall determine.
     7.2 Payment. Except as otherwise provided by the Agreement, payment of the exercise price under an Option shall be made in cash, or, to the extent approved in writing in advance by the Committee, through one of the following methods:
     (a) A transaction involving the pledge of shares and a loan through a broker described in Federal Reserve Regulation T and in accordance with the rules and regulations of the Securities and Exchange Commission, as amended from time to time;
     (b) Actual or constructive delivery of Stock that was acquired at least six months prior to the exercise of the Option;
     (c) Other consideration acceptable to the Committee; or
     (d) A combination of the above methods of payment and/or cash.
     Payment of the exercise price must include payment of any and all applicable tax withholdings, as described in Section 7.3, in cash unless the Company expressly consents in writing and in advance to alternative arrangements for withholdings.
     7.3 Withholding Tax Requirements. Upon the exercise of a Nonqualified Option or the lapse of restrictions on Restricted Stock, the Participant shall, upon notification of the amount due, pay to the Company amounts necessary to satisfy applicable federal, state and local withholding tax requirements or shall otherwise make arrangements satisfactory to the Company for such requirements. Such withholding requirements shall not apply to the exercise of an Incentive Option, or to a disqualifying disposition of Stock that is acquired with an Incentive Option, unless the Committee gives the Participant notice that withholding described in this Section is required.
     7.4 Issuance and Delivery of Shares. Shares of Stock issued pursuant to the exercise of Options hereunder shall be delivered to Participants by the Company (or its transfer agent) as soon as administratively feasible after a Participant exercises an Option hereunder, or is granted Restricted Stock, and executes any applicable agreement described in Section 9.2 or Section 9.3 that the Company requires.
ARTICLE VIII. ADJUSTMENT UPON CORPORATE CHANGES
     8.1 Adjustments to Shares. The maximum number of shares of Stock with respect to which Awards hereunder may be granted and which are the subject of outstanding Awards shall be adjusted as the Committee determines (in its sole discretion) to be appropriate, in the event that:
     (a) the Company or an Affiliate effects one or more Stock dividends, Stock splits, reverse Stock splits, subdivisions, consolidations or other similar events;
     (b) the Company or an Affiliate engages in a transaction to which section 424 of the Code applies; or
     (c) there occurs any other event that in the judgment of the Committee necessitates such action;
provided, however, that the Committee shall make adjustments to the limit specified in Section 5.2 that are proportionate to the modifications of the Stock that are on account of such corporate changes.
     8.2 Substitution of Awards.

     (a) The Committee may grant Awards in substitution for stock awards, stock options, stock appreciation rights or similar awards held by an individual who becomes an employee of the Company in connection with a transaction to which section 424(a) of the Code applies. The terms of such substituted Options shall be determined by the Committee in its sole discretion, subject only to the limitations of Article V.
     (b) If any capital reorganization or reclassification of the capital stock of the Company or any consolidation or merger of the Company with another person, or the sale of all or substantially all the Company’s assets to another person, shall be effected such that holders of Stock shall be entitled to receive stock, securities or other property (including, without limitation, cash) with respect to or in exchange for Stock, then each holder of an Option shall thereafter have the right to purchase, upon the exercise of the Option in accordance with the terms and conditions specified in the Agreement governing such Option and in lieu of the shares of Stock immediately theretofore receivable upon the exercise of such Option, such shares of stock, securities or other property (including, without limitation, cash) as would be issuable or payable in such reorganization, reclassification, consolidation, merger or sale with respect to or in exchange for a number of outstanding shares of Stock equal to the number of shares of Stock that would have been immediately theretofore so receivable with respect to such Option had such reorganization, reclassification, consolidation, merger or sale not taken place. Such Option exchange will be made whether or not the Company is the survivor of the transaction, or survives only as a subsidiary.
     8.3 No Adjustment upon Certain Transactions. Notwithstanding Sections 8.1 and 8.2 above, the issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services rendered, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, outstanding Awards.
     8.4 Fractional Shares. Only whole shares of Stock may be acquired through an Award. Any adjustments made pursuant to this Article will be made so that only the resulting number of whole shares of Stock represented by an Award will be issued hereunder. Any amounts tendered in the exercise of an Option remaining after the maximum number of whole shares have been purchased will be returned to the Participant in the form of cash.
ARTICLE IX. LEGAL COMPLIANCE CONDITIONS
     9.1 General. No Award shall be exercisable, no Stock or Restricted Stock shall be issued, no certificates for shares of Stock shall be delivered, and no payment shall be made under this Plan except in compliance with all federal or state laws and regulations (including, without limitation, withholding tax requirements), federal and state securities laws and regulations and the rules of all securities exchanges or self-regulatory organizations on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any certificate issued to evidence shares of Stock issued pursuant to this Plan may bear such legends and statements as the Committee upon advice of counsel may deem advisable to assure compliance with federal or state laws and regulations. No Award shall be exercisable, no Stock or Restricted Stock shall be issued, no certificate for shares shall be delivered and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from any regulatory bodies having jurisdiction over such matters.
     9.2 Representations by Participants. As a condition to the exercise of an Award, the Company may require a Participant to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares. At the option of the Company, a stop transfer order against any shares of Stock may be placed on the official stock books and records of the Company, and a legend indicating that the Stock may not be pledged, sold or otherwise transferred unless an opinion of counsel was provided (concurred in by counsel for the Company) and stating that such transfer is not in violation of any applicable law or regulation may be stamped on the stock certificate in order to assure exemption from registration. The Committee may also require such other action or agreement by the Participants as may from time to time be necessary to comply with federal or state securities laws. This provision shall not obligate the Company or any Affiliate to undertake registration of options or stock hereunder.
     9.3 Stockholders Agreement. At the time of grant of an Award, exercise of an Option or vesting of Restricted Stock, the Company may require a Participant, as a condition of such grant, exercise or vesting, to execute a stockholders agreement containing terms and conditions generally applicable to some or all of the stockholders of the Company.

ARTICLE X. GENERAL PROVISIONS
     10.1 Effect on Employment. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any employee any right to continue in the employ of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment of any employee at any time with or without assigning a reason therefor.
     10.2 Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon contractual obligations that may be created hereunder. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.
     10.3 Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The masculine gender when used herein refers to both masculine and feminine. The reference to any statute, regulation or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.
     10.4 Governing Law. The internal laws of the State of Tennessee (without regard to the choice of law provisions of Tennessee) shall apply to all matters arising under this Plan, to the extent that federal law does not apply.
     10.5 Compliance with Section 16 of the Exchange Act. In the event that any common class of equity securities of the Company becomes subject to registration under section 12 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of this Plan or action by Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.
     10.6 Amendment. The Board may amend or terminate this Plan at any time; provided, however, an amendment that would have a material adverse effect on the rights of a Participant under an outstanding Award is not valid with respect to such Award without the Participant’s consent, except as necessary for Incentive Options to maintain qualification under the Code; and provided, further, that the stockholders of the Company must approve the following:
     (a) 12 months before or after the date of adoption, any amendment that increases the aggregate number of shares of Stock that may be issued under Incentive Options or changes the employees (or class of employees) eligible to receive Incentive Options; and
     (b) before the effective date thereof, any amendment that increases the period during which Incentive Options may be granted or exercised.
     10.7 Duration of Incentive Options. Incentive Option awards shall not be made with respect to the shares of Stock specified in Section 5.2 more than ten years after the earlier of the date that this restated Plan is adopted by the Board or the date that the Plan is approved by stockholders. If the number of shares specified in Section 5.2 is increased by an amendment to this Plan, Incentive Options may be awarded with respect to such increased shares for a period of ten years after the earlier of the date that the amendment to the Plan is adopted by the Board or the date that the amendment is approved by stockholders in a manner that satisfies Treasury Regulation section 1.422-5. Incentive Options granted before such dates shall remain valid in accordance with their terms.
     10.8 Effective Date of Plan. This restated Plan shall be effective on the date it is approved by the stockholders of the Company. All Awards granted under the Psychiatric Plan shall be governed by the terms of this amended and restated Plan; provided, however, that the terms of this Plan shall apply only to the extent that the terms of this Plan would not have a material adverse effect on the rights of a Participant under an Award granted under the Psychiatric Plan, unless the Participant has given consent to the change.

Amendment to the
Amended and Restated
Psychiatric Solutions, Inc.
Equity Incentive Plan
     WHEREAS, Psychiatric Solutions, Inc. (the “Company”) has established the Amended and Restated Psychiatric Solutions, Inc. Equity Incentive Plan (the “Plan”) through which the Company may grant awards to directors, officers, employees, consultants and advisors of the Company and its affiliates; and
     WHEREAS, the Company desires to amend the Plan to increase the total number of shares that may be granted pursuant to the Plan;
     NOW, THEREFORE, the Plan is hereby amended, effective May 4, 2004, by deleting Section 5.2 in its entirety and inserting the following in its place and stead:
     5.2 Maximum Number of Shares. The maximum aggregate number of shares of Stock that may be issued pursuant to the Plan is increased by 700,000 shares to a total of 2,933,333 shares of Stock, subject to increases and adjustments as provided in Article VIII.
     IN WITNESS WHEREOF, this Amendment is hereby adopted by the Company on March 23, 2004, but effective on the date written above.

Psychiatric Solutions, Inc.
By:	/s/ Joey A. Jacobs
Joey A. Jacobs
Chairman of the Board, Chief Executive Officer and President

Second Amendment to the
Psychiatric Solutions, Inc.
Equity Incentive Plan
     THIS AMENDMENT to the Psychiatric Solutions, Inc. Equity Incentive Plan (the “Plan”) is adopted by Psychiatric Solutions, Inc. (the “Company”) to be effective with respect to options granted on and after May 17, 2005.
     WHEREAS, Psychiatric Solutions, Inc. (the “Company”) has established the Psychiatric Solutions, Inc. Equity Incentive Plan (the “Plan”) through which the Company may grant awards to directors, officers, employees, consultants and advisors of the Company and its affiliates; and
     WHEREAS, the Company desires to amend the Plan to increase the total number of shares that may be granted pursuant to the Plan;
     NOW, THEREFORE, the Plan is hereby amended by deleting Section 5.2 in its entirety and inserting the following in its place and stead:
     5.2 Maximum Number of Shares. The maximum aggregate number of shares of Stock that may be issued pursuant to the Plan is increased by 2,000,000 shares to a total of 4,933,333 shares of Stock, subject to increases and adjustments as provided in Article VIII.
     IN WITNESS WHEREOF, this Amendment is hereby executed by the undersigned officer of the Company on April 12, 2005, but effective on the date stated herein.

PSYCHIATRIC SOLUTIONS, INC.
By:	/s/ Joey A. Jacobs
Joey A. Jacobs
Chairman of the Board, Chief Executive Officer and President

Third Amendment to the
Psychiatric Solutions, Inc.
Equity Incentive Plan
     THIS AMENDMENT to the Psychiatric Solutions, Inc. Equity Incentive Plan (the “Plan”) is adopted by Psychiatric Solutions, Inc. (the “Company”) to be effective with respect to options granted on and after May 16, 2006.
     WHEREAS, Psychiatric Solutions, Inc. (the “Company”) has established the Psychiatric Solutions, Inc. Equity Incentive Plan (the “Plan”) through which the Company may grant awards to directors, officers, employees, consultants and advisors of the Company and its affiliates; and
     WHEREAS, the Company desires to amend the Plan to increase the total number of shares that may be granted pursuant to the Plan;
     NOW, THEREFORE, the Plan is hereby amended by deleting Section 5.2 in its entirety and inserting the following in its place and stead:
     5.2 Maximum Number of Shares. The maximum aggregate number of shares of Stock that may be issued pursuant to the Plan is 11,116,666 shares of Stock, subject to increases and adjustments as provided in Article VIII.
     IN WITNESS WHEREOF, this Amendment is hereby executed by the undersigned officer of the Company on February 23, 2006, but effective on May 16, 2006.

PSYCHIATRIC SOLUTIONS, INC.
By:	/s/ Joey A. Jacobs
Joey A. Jacobs
Chairman of the Board, Chief Executive Officer and President

Fourth Amendment to the
Psychiatric Solutions, Inc.
Equity Incentive Plan
     THIS AMENDMENT to the Psychiatric Solutions, Inc. Equity Incentive Plan (the “Plan”) is adopted by Psychiatric Solutions, Inc. (the “Company”).
     WHEREAS, Psychiatric Solutions, Inc. (the “Company”) has established the Psychiatric Solutions, Inc. Equity Incentive Plan (the “Plan”) through which the Company may grant awards to directors, officers, employees, consultants and advisors of the Company and its affiliates; and
     WHEREAS, the Company desires to amend the Plan to increase the total number of shares that may be granted pursuant to the Plan.
     NOW, THEREFORE, the Plan is hereby amended by deleting Section 5.2 in its entirety and inserting the following in its place and stead:
     5.2 Maximum Number of Shares. The maximum aggregate number of shares of Stock that may be issued pursuant to the Plan is 13,116,666 shares of Stock, subject to increases and adjustments as provided in Article VIII.
     This amendment to the Plan was adopted by the Board of Directors of the Company on February 26, 2008, subject to stockholder approval. The amendment was adopted by the stockholders of the Company on May 20, 2008 and shall be effective with respect to all options granted on and after February 25, 2008.
     IN WITNESS WHEREOF, this Amendment is hereby executed by the undersigned officer of the Company.

PSYCHIATRIC SOLUTIONS, INC.
By:	/s/ Christopher L. Howard
Christopher L. Howard
Executive Vice President, General Counsel and Secretary

PSYCHIATRIC SOLUTIONS, INC.
6640 CAROTHERS PARKWAY
SUITE 500
FRANKLIN, TN 37067
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	For	Withhold	For All	To withhold authority to vote for any individual
The Board of Directors recommends that you vote FOR the following:	All	All	Except	nominee(s), mark “For All Except” and write the
				number(s) of the nominee(s) on the line below.

	0	0	0

1.	Election of Directors
Nominees

01	Mark P. Clein 02 Richard D. Gore

The Board of Directors recommends you vote FOR the following proposal(s):		For	Against	Abstain

2	To approve an amendment to the Psychiatric Solutions, Inc. Equity Incentive Plan.	0	0	0

3.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.	0	0	0

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No

Please indicate if you plan to attend this meeting	0	0

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

PSYCHIATRIC SOLUTIONS, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
May 18, 2010
The undersigned hereby appoints Brent Turner and Christopher L. Howard, or either of them, with full power of substitution and resubstitution, as proxies to vote all shares of capital stock of Psychiatric Solutions, Inc. (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at our corporate headquarters located at 6640 Carothers Parkway, Suite 500, Franklin, Tennessee 37067, on Tuesday, May 18, 2010, at 8:00 a.m. (Central Time), and at any adjournment thereof, on the matters indicated on the reverse side and such other business as may properly come before the Annual Meeting.
This Proxy is being solicited by the Company’s Board of Directors and, when properly executed, will be voted as specified. If not otherwise specified, the above named proxies will vote (a) FOR the election of all nominees as Class II directors of the Company, (b) FOR approval of the amendment to the Psychiatric Solutions, Inc. Equity Incentive Plan, (c) FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 and (d) in accordance with the recommendation of the Board of Directors on any other proposal that may properly come before the Annual Meeting or any adjournment thereof.

Continued and to be signed on reverse side